                                                                    EXHIBIT 10.8

THIS DEED OF TRUST WAS PREPARED BY
AND WHEN RECORDED, RETURN TO:

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022

Attention: Elizabeth Jaffe, Esq.
Reference No.: 024819 0034

                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                     made by

                       LAKES KAR SHINGLE SPRINGS, L.L.C .
                                    (TRUSTOR)

                                       to

                    FIDELITY NATIONAL TITLE INSURANCE COMPANY
                                    (TRUSTEE)

                               for the benefit of

                              BANK OF AMERICA, N.A.
                                  (BENEFICIARY)

                               PROPERTY LOCATION:

 42 and 34 acres on Shingle Springs Road, 6.51 and 5.012 acres on Pinnacle
                Court, 3051 Pinnacle Court and 4970 Artesia Road
                           Shingle Springs, California

                           DATED AS OF JUNE 22, 2006

    THIS ALSO CONSTITUTES FINANCING STATEMENTS FILED AS A FIXTURE FILING AND FINANCING STATEMENT PURSUANT TO SECTIONS 9501(a)(1) AND 9502(b) AND (c) OF THE CALIFORNIA UNIFORM COMMERCIAL CODE AND IS RECORDED AS A FIXTURE FILING

     PURSUANT TO SECTION 2924B(d) OF THE CALIFORNIA CIVIL CODE, TRUSTOR AND BENEFICIARY REQUEST THAT A COPY OF ANY NOTICE OF DEFAULT AND A COPY OF ANY
    NOTICE OF SALE BE MAILED TO TRUSTOR AND BENEFICIARY, RESPECTIVELY, AT THE
                    ADDRESS FOR SUCH PARTY SET FORTH HEREIN.

                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----
ARTICLE I DEFINITIONS.............................................................................    2
         SECTION 1.01      Terms Defined Above....................................................    2
         SECTION 1.02      Definitions............................................................    2
         SECTION 1.03      Terminology............................................................    5
         SECTION 1.04      Other Defined Terms....................................................    6

ARTICLE II GRANT OF LIEN AND SECURITY INTEREST....................................................    6
         SECTION 2.01      Grant of Lien..........................................................    6
         SECTION 2.02      Grant of Security Interest.............................................    6
         SECTION 2.03      No Obligation of Beneficiary...........................................    7
         SECTION 2.04      Fixture Filing.........................................................    7
         SECTION 2.05      Future Advances........................................................    7
         SECTION 2.06      Intentionally Omitted..................................................    7

ARTICLE III ASSIGNMENT OF LEASES AND RENTS........................................................    7
         SECTION 3.01      Assignment.............................................................    7
         SECTION 3.02      Revocable License......................................................    8
         SECTION 3.03      Enforcement of Leases..................................................    8
         SECTION 3.04      Direction to Tenants...................................................    9
         SECTION 3.05      Appointment of Attorney-in-Fact........................................    9
         SECTION 3.06      No Liability of Beneficiary............................................   10
         SECTION 3.07      Trustor's Indemnities..................................................   10
         SECTION 3.08      No Modification of Trustor's Obligations...............................   11
         SECTION 3.09      Rights in Bankruptcy...................................................   11
         SECTION 3.10      Right to Enforce Under California Civil Code Section 2938..............   11

ARTICLE IV REPRESENTATIONS AND WARRANTIES.........................................................   13
         SECTION 4.01      Title to Trust Property and Lien of this Deed of Trust.................   13
         SECTION 4.02      Taxes and Other Payments...............................................   14
         SECTION 4.03      Power to Create Lien and Security......................................   14
         SECTION 4.04      Loan and Credit Agreements.............................................   14
         SECTION 4.05      Compliance with Laws...................................................   14
         SECTION 4.06      No Condemnation........................................................   15
         SECTION 4.07      Flood Zone.............................................................   15
         SECTION 4.08      Additional Environmental Representation................................   15

ARTICLE V AFFIRMATIVE COVENANTS...................................................................   15
         SECTION 5.01      Lien Status............................................................   15
         SECTION 5.02      Payment of Impositions.................................................   15
         SECTION 5.03      Repair.................................................................   16
         SECTION 5.04      Insurance and Application of Insurance Proceeds........................   16
         SECTION 5.05      Condemnation and Application of Condemnation Proceeds..................   18

         SECTION 5.06      Maintenance of Rights of Way, Easements, Licenses and Other Rights.....   19
         SECTION 5.07      Payment and Performance of Obligations.................................   19
         SECTION 5.08      Compliance with Permitted Liens and Other Obligations..................   20
         SECTION 5.09      Additional Affirmative Covenants.......................................   20

ARTICLE VI NEGATIVE COVENANTS.....................................................................   20
         SECTION 6.01      Use Violations.........................................................   20
         SECTION 6.02      Waste..................................................................   20
         SECTION 6.03      Alterations............................................................   20
         SECTION 6.04      No Further Encumbrances................................................   20
         SECTION 6.05      Transfer Restrictions..................................................   21
         SECTION 6.06      Loan and Credit Agreements; Additional Negative Covenants..............   21

ARTICLE VII EVENTS OF DEFAULT AND REMEDIES........................................................   21
         SECTION 7.01      Event of Default.......................................................   21
         SECTION 7.02      Acceleration...........................................................   21
         SECTION 7.03      Foreclosure and Sale...................................................   21
         SECTION 7.04      Trustee's Successors, Substitutes and Agents...........................   22
         SECTION 7.05      Receivership...........................................................   22
         SECTION 7.06      Judicial Foreclosure...................................................   23
         SECTION 7.07      Separate Sales.........................................................   23
         SECTION 7.08      Possession of Trust Property...........................................   24
         SECTION 7.09      Occupancy After Foreclosure............................................   24
         SECTION 7.10      Remedies Cumulative, Concurrent and Nonexclusive.......................   24
         SECTION 7.11      No Release of Obligations..............................................   25
         SECTION 7.12      Release of and Resort to Collateral....................................   25
         SECTION 7.13      Waiver of Redemption, Notice and Marshalling of Assets.................   25
         SECTION 7.14      Discontinuance of Proceedings..........................................   26
         SECTION 7.15      Application of Proceeds................................................   26
         SECTION 7.16      Uniform Commercial Code Remedies.......................................   26
         SECTION 7.17      Indemnity..............................................................   27
         SECTION 7.18      Waiver of Lien.........................................................   27
         SECTION 7.19      Action for Environmental Claims........................................   28

ARTICLE VIII TRUSTEE..............................................................................   29
         SECTION 8.01      Duties, Rights, and Powers of Trustee..................................   29
         SECTION 8.02      Successor Trustee......................................................   29
         SECTION 8.03      Retention of Moneys....................................................   29
         SECTION 8.04      Reconveyance...........................................................   30

ARTICLE IX MISCELLANEOUS..........................................................................   30
         SECTION 9.01      Instrument Construed as Deed of Trust, Etc.............................   30
         SECTION 9.02      Performance at Trustor's Expense.......................................   30
         SECTION 9.03      Survival of Obligations................................................   30
         SECTION 9.04      Further Assurances.....................................................   30
         SECTION 9.05      Notices................................................................   30

         SECTION 9.06      No Waiver..............................................................   31
         SECTION 9.07      Beneficiary's Right to Perform; Beneficiary's Expenditures.............   31
         SECTION 9.08      Successors and Assigns.................................................   32
         SECTION 9.09      Severability...........................................................   32
         SECTION 9.10      Subrogation of Trustee.................................................   32
         SECTION 9.11      Entire Agreement and Modification......................................   32
         SECTION 9.12      Applicable Law.........................................................   32
         SECTION 9.13      Satisfaction of Prior Encumbrance......................................   33
         SECTION 9.14      No Partnership.........................................................   33
         SECTION 9.15      Headings...............................................................   34
         SECTION 9.16      Release of Deed of Trust...............................................   34
         SECTION 9.17      Limitation of Obligations with Respect to Trust Property...............   34
         SECTION 9.18      Inconsistency with Credit Agreement....................................   34
         SECTION 9.19      Limitation on Interest Payable.........................................   35
         SECTION 9.20      Covenants To Run With the Land.........................................   35
         SECTION 9.21      Amount Secured; Last Dollar............................................   35
         SECTION 9.22      Defense of Claims......................................................   35
         SECTION 9.23      Exculpation Provisions.................................................   36
         SECTION 9.24      No Merger of Estates...................................................   36
         SECTION 9.25      Suretyship Waivers.....................................................   36
         SECTION 9.26      Beneficiary Statement..................................................   41
         SECTION 9.27      Request for Notice.....................................................   41
         SECTION 9.28      Release and Reconveyance...............................................   42

EXHIBIT A  -  LEGAL DESCRIPTION

                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

            THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (hereinafter, together with any and all amendments, supplements, modifications or restatements of any kind, referred to as this "Deed of Trust"), is made as of June 22, 2006, by LAKES KAR SHINGLE SPRINGS, L.L.C., a Delaware limited liability company ("Trustor"), having its principal place of business at c/o Lakes Entertainment, Inc., 130 Cheshire Lane, Suite 101, Minnetonka, Minnesota 55309, Attention: Damon E. Schramm, Esq., to Fidelity National Title Insurance Company, a California corporation (including any successor trustee at the time acting as such hereunder, "Trustee"), for the benefit of BANK OF AMERICA, N.A., having its principal place of business at 100
N. Tyron Street, Charlotte, North Carolina 28255-0001, Attention: Douglas Jones (in such capacity, together with its successors and assigns, "Beneficiary"), for itself and in its capacity as Administrative Agent ("Administrative Agent") for each of the financial institutions and their respective successors and assigns which from time to time shall be a "Lender" under the Credit Agreement (as hereinafter defined).

                                    RECITALS:

            WHEREAS, Trustor, a subsidiary of Parent, as hereinafter defined, is the owner and holder of fee simple title in and to the Land (as hereinafter defined) described on Exhibit A attached hereto and made a part hereof;

            WHEREAS, on the date hereof, Trustor, Lakes Entertainment, Inc. ("Parent"), Lakes Gaming and Resorts, LLC ("Borrower") and the Guarantors (as defined in the Credit Agreement), entered into that certain Credit Agreement with the Beneficiary, the Lenders party thereto and Banc of America Securities, LLC, as sole lead arranger and sole book manager (as the same may be amended, modified or otherwise supplemented and in effect from time to time, the "Credit Agreement"), pursuant to which the Lenders agreed to extend to Borrower a certain senior secured term loan facility in the aggregate original principal amount of up to ONE HUNDRED AND FIVE MILLION and 00/100 Dollars ($105,000,000.00) (the "Loan");

            WHEREAS, Trustor will derive direct economic benefit from the Loan;

            WHEREAS, as a condition to Beneficiary executing the Credit Agreement, Beneficiary is requiring that Trustor grant to Beneficiary, on behalf of the Lenders, a security interest in and a first deed of trust lien upon the Trust Property (as hereinafter defined), to secure (a) the payment of all of the obligations of Trustor under the Credit Agreement, this Deed of Trust, and the other Loan Documents (as hereinafter defined) (except for "Unsecured Environmental Costs", as defined in Section 7.19 below), and (b) the performance by Trustor of all terms, covenants, conditions, provisions, agreements and liabilities contained in the Credit Agreement, this Deed of Trust, and the other Loan Documents.

            NOW, THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trustor hereby agrees with Beneficiary as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Terms Defined Above. As used in this Deed of Trust, the terms defined in the introductory paragraph to this Deed of Trust and in the Recitals set forth above shall have the meanings respectively assigned to them above.

            SECTION 1.02 Definitions. As used herein, the following terms shall have the following meanings:

            "Applicable UCC" means the Uniform Commercial Code as presently in effect in the State or Commonwealth where the Trust Property is located.

            "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
Section 101, et. seq.), as amended, and any successor statute.

            "Buildings" means any and all buildings, structures, garages, utility sheds, workrooms, air conditioning towers, open parking areas and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

            "Default" has the meaning assigned to such term in the Credit Agreement.

            "Default Rate" has the meaning assigned to such term in the Credit Agreement.

            "Event of Default" has the meaning assigned to such term in Section
7.01 hereof.

            "Fixtures" means all materials, supplies, equipment, apparatus and other items now or hereafter acquired by Trustor and incorporated into the Trust Property so as to constitute fixtures under the laws of the state in which such items are located.

            "Governmental Authority" has the meaning assigned to such term in the Credit Agreement.

            "Governmental Requirements" means any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Trustor or the Trust Property, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof.

            "Impositions" means any and all real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Trust Property; any and all other taxes, charges and assessments, whether general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Trust Property or the ownership, use, occupancy, benefit or enjoyment thereof, together with any interest, costs or penalties that may become payable in connection therewith.

            "Indemnified Parties" means, with respect to any Person entitled to the benefit of an indemnity, such Person's officers, directors, shareholders, partners, members, managers, employees, agents, representatives, attorneys, accountants and experts. The term "Indemnified Party" means any one of such Persons.

            "Indemnitees" has the meaning assigned to such term in the Credit Agreement.

            "Land" means the real property or interest therein described in Exhibit A attached hereto, and all rights, titles and interests appurtenant thereto.

            "Leases" means any and all leases, master leases, subleases, licenses, concessions or other agreements (whether written or oral, and whether now or hereafter in effect) which grant to third Persons a possessory interest in and to, or the right to use, all or any part of the Land, the Buildings, the Fixtures and/or the Personalty, together with all security and other deposits made in connection therewith and any guarantee of the obligations of the landlord or the tenant thereunder.

            "License" has the meaning assigned to such term in Section 3.02(a) hereof.

            "Lien" has the meaning assigned to such term in the Credit
Agreement.

            "Loan Documents" means, collectively, the Credit Agreement, this Deed of Trust, and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto or otherwise included in the definition of the term "Loan Documents" in the Credit Agreement.

            "Losses" means all obligations, damages, claims, causes of action, costs, fines, fees, charges, penalties, deficiencies, losses, diminutions in value, expenses (including court costs, fees and expenses of attorneys, accountants, consultants and other experts) and other liabilities, and, with respect to any indemnity, includes all attorneys' fees, costs and expenses in connection with the enforcement and collection of such indemnity. The term "Loss" means any one of such Losses.

            "Trust Property" means all of Trustor's right, title, interest and estate, whether now owned or hereafter acquired, in and to the Land, the Buildings, the Fixtures and the Personalty, together with:

            (I) all rights, privileges, tenements, hereditaments, rights-of-way, easements, air rights, development rights or credits, zoning rights, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest of Trustor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, and all right, title and interest of Trustor, if any, in and to all rights, royalties and profits with respect to all minerals, coal, oil, gas and other substances of any kind or character on or underlying the Land, together with all right, title and interest of Trustor in and to all water and water rights (whether riparian, appropriative or otherwise and whether or not appurtenant);

            (II) all rights of Trustor (but not its obligations) under any contracts and agreements, including, without limitation, construction contracts and architectural agreements, relating to the Land, the Buildings, the Fixtures or the Personalty;

            (III) all of Trustor's right, title and interest in and to all permits, licenses, franchises, certificates, authorizations, consents, approvals and other rights and privileges (each, a "Permit") obtained in connection with the Land, the Buildings, the Fixtures or the Personalty or the use or operation thereof;

            (IV) all of Trustor's right, title and interest in and to all plans and specifications, designs, schematics, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Land, the Buildings, the Fixtures or the Personalty;

            (V) all of Trustor's right, title and interest in and to all proceeds arising from or by virtue of the sale, lease or other disposition of the Land, the Buildings, the Fixtures or the Personalty or any part thereof or any interest therein or from the operation thereof;

            (VI) all of Trustor's right, title and interest in and to all Leases now or hereafter in effect and all Rents, royalties, bonuses, issues, profits, revenues or other benefits arising from or attributable to the Land, the Buildings, the Fixtures or the Personalty;

            (VII) all of Trustor's right, title and interest in and to all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions to the Land, the Buildings, the Fixtures or the Personalty and all reversions and remainders relating thereto;

            (VIII) all of Trustor's right, title and interest in and to any awards, remuneration, settlements or compensation now or hereafter made by any Governmental Authority pertaining to the Land, the Buildings, the Fixtures or the Personalty, including those arising from or attributable to any vacation of, or change of grade in, any streets affecting the Land or the Buildings;

            (IX) all of Trustor's right, title and interest in and to any and all other security and collateral of any nature whatsoever, whether now or hereafter given, for the repayment, performance and discharge of the Obligations (as hereinafter defined);

            (X) all of Trustor's right, title and interest in and to all awards, payments and proceeds of conversion, whether voluntary or involuntary, of any of the Land, the Buildings, the Fixtures, the Personalty or any of the property and rights described in the foregoing clauses (i) through
                   (ix), including without limitation, all insurance, condemnation and tort claims, refunds of real estate taxes and assessments, rent claims and other obligations dischargeable in cash or cash equivalents; and

            (XI) all other property and rights of Trustor of every kind and character relating to and/or used or to be used in connection with the foregoing, and all proceeds and products of any of the foregoing.

            EXCLUDING, HOWEVER, all motor vehicles and forklifts now or hereafter located on the Land and only to the extent contemplated by the Credit Agreement.

As used in this Deed of Trust, the term "Trust Property" shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein.

            "Obligations" has the meaning assigned to such term in the Credit Agreement but shall specifically not include "Unsecured Environmental Costs" as defined in Section 7.19 below.

            "Permitted Liens" has the meaning assigned to such term in the Credit Agreement.

            "Person" has the meaning assigned to such term in the Credit Agreement.

            "Personalty" means all of Trustor's right, title and interest in and to all furniture, furnishings, equipment, machinery, goods, general intangibles, money, insurance proceeds, contract rights, option rights, inventory, together with all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Trustor with any Governmental Authority, boards, corporations, providers of utility services, public or private, including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property (other than Fixtures) of any kind or character), and including such property that is now or hereafter located or to be located upon, within or about the Land and the Buildings, or which are or may be used in or related to the planning, development, financing or operation of the Trust Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.

            "Principal Balance" has the meaning assigned to such term in Section
7.02 hereof.

            "Rents" means all of the rents, revenues, income, proceeds, issues, profits, security and other types of deposits (after Trustor acquires title thereto), and other benefits paid or payable by parties (other than Trustor) for using, leasing, licensing, possessing, operating from, residing in, benefiting from or otherwise enjoying all or any part of the Land, the Buildings, the Fixtures and/or the Personalty.

            SECTION 1.03 Terminology. Except as otherwise provided herein:

            (a) references to Articles and Sections shall mean the corresponding Article or Section of this Deed of Trust;

            (b) words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa, and the definitions of words used in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa;

            (c) the words "herein," "hereof," "hereunder," and other words of similar import when used in this Deed of Trust refer to this Deed of Trust as a whole, and not to any particular Article or Section; and

            (d) the words "includes" or "including" mean includes or including, without limitation.

            SECTION 1.04 Other Defined Terms. Any capitalized term used in this Deed of Trust and not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                   ARTICLE II

                       GRANT OF LIEN AND SECURITY INTEREST

            SECTION 2.01 Grant of Lien. To secure the full and timely payment, performance and discharge of all of the Obligations, Trustor hereby irrevocably GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS and CONVEYS unto Trustee and Trustee's successors, assigns and substitutes in trust hereunder, WITH POWER OF SALE and right of entry and possession, for the use and benefit of Beneficiary, in its capacity as Administrative Agent for the Lenders, the real and personal property, right, title, interest and estate in, to and under the Trust Property, subject, however, to the Permitted Liens; TO HAVE AND TO HOLD the Trust Property unto Trustee and Trustee's successors, assigns and substitutes in trust hereunder, subject to the terms and conditions of this Deed of Trust, with POWER OF SALE, forever, and Trustor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Trust Property unto Beneficiary against every Person whomsoever lawfully claiming or to claim the same or any part, subject, however, to the Permitted Liens; provided, however, that if Trustor shall pay (or cause to be paid) and perform and discharge (or cause to be performed and discharged) all of the Obligations on or before the date on which the same are to be paid, performed and discharged, then the Liens estates and rights granted by this Deed of Trust shall cease and terminate.

            SECTION 2.02 Grant of Security Interest. This Deed of Trust shall also constitute and serve as a "security agreement" within the meaning of, and shall constitute a first and prior security interest under, the Applicable UCC with respect to the Personalty and the Fixtures. To this end, Trustor by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, SELL, TRANSFER and SET OVER unto Beneficiary, as Administrative Agent for the Lenders pursuant to the Credit Agreement, a security interest in all of Trustor's right, title and interest in, to and under the Personalty and the Fixtures, to secure the full and timely payment, performance and discharge of the Obligations. Trustor hereby consents to Beneficiary filing and recording financing statements (and continuations thereof) with the appropriate filing and recording offices in order to perfect (and maintain the perfection of) the security interests granted herein.

            SECTION 2.03 No Obligation of Beneficiary. The assignment and security interest herein granted to Beneficiary shall not be deemed or construed to constitute Beneficiary as a mortgagee-in-possession of the Trust Property, obligate Beneficiary to lease the Trust Property or attempt to do the same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever.

            SECTION 2.04 Fixture Filing. Without in any manner limiting the generality of any of the other provisions of this Deed of Trust: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Land described or to which reference is made herein or on Exhibit A attached to this Deed of Trust; (b) this Deed of Trust is to be filed of record in the real estate records as a financing statement and shall constitute a "fixture filing" for purposes of the Applicable UCC; and (c) Trustor is the record owner of the real estate or interests in the real estate constituting the Trust Property hereunder. Information concerning the security interest herein granted may be obtained at the addresses set forth on the first page hereof. The addresses of the Secured Party (Beneficiary) and of the Debtor (Trustor) are set forth on the first page hereof. In that regard, the following information is provided:

            Name of Debtor: LAKES KAR SHINGLE SPRINGS, L.L.C.

            Type of Organization: limited liability company

            State: Delaware

            FEIN: 41-1946958

            Organizational ID Number: 199930610015

            SECTION 2.05 Future Advances. It is the intention of Trustor and Beneficiary that this Deed of Trust shall secure future advances and readavances, and the lien and security interest created by this Deed of Trust shall attach upon execution and have priority from the time of recording as to all advances, whether obligatory or discretionary, until this Deed of Trust is released of record.

            SECTION 2.06 Intentionally Omitted

                                   ARTICLE III

                         ASSIGNMENT OF LEASES AND RENTS

            SECTION 3.01 Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, including the indebtedness evidenced by the Credit Agreement, the receipt and sufficiency of which are hereby acknowledged and confessed, Trustor has presently, absolutely and irrevocably GRANTED, ASSIGNED, TRANSFERRED and CONVEYED, and by these presents does presently, absolutely and irrevocably GRANT, ASSIGN, TRANSFER and CONVEY, unto Beneficiary, as Administrative Agent for the Lenders pursuant to the Credit Agreement, as security for the payment, performance and discharge of the Obligations, all of the Leases and Rents (if any), subject only to the Permitted Liens applicable thereto and the License (as hereinafter defined); provided, however, that if Trustor shall pay (or cause to be paid) and perform and discharge (or cause to be performed and discharged) all of the Obligations on or before the date on which the same are to be paid, performed and discharged, then this assignment shall terminate, and all rights, titles and interests conveyed pursuant to this assignment shall become vested in Trustor.

            SECTION 3.02 Revocable License.

            (a) Beneficiary hereby grants to Trustor a revocable license (the "License"), nonexclusive with the rights of Beneficiary reserved in Sections 3.02(b), 3.04, and 3.05 hereof, to exercise and enjoy all incidences of the status of a lessor under the Leases and the Rents, including, without limitation, the right to collect, demand, sue for, attach, levy, recover and receive the Rents and to give proper receipts, releases and acquittances therefor. Trustor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rents so collected, except to the extent otherwise provided in the Credit Agreement, first to the payment, performance and discharge of the Obligations and then to the payment of the Impositions. Thereafter, Trustor may use the balance of the Rents collected in any manner not inconsistent with the Loan Documents.

            (b) If an Event of Default shall occur and be continuing, the License shall immediately and automatically terminate without the necessity of any action by Beneficiary or any other Person, and Beneficiary shall have the right in such event to exercise the rights and remedies provided under this Deed of Trust or otherwise available to Beneficiary under applicable law. Upon demand by Beneficiary at any time that an Event of Default shall have occurred, Trustor shall promptly pay to Beneficiary all security deposits under the Leases and all Rents allocable to any period commencing from and after the occurrence of such Event of Default. Any Rents received hereunder by Beneficiary shall be applied and disbursed to the payment, performance and discharge of the Obligations, subject to the terms of the Credit Agreement; provided, however, that, subject to any applicable requirement of law, any security deposits actually received by Beneficiary shall be held, applied and disbursed as provided in the applicable Leases.

            SECTION 3.03 Enforcement of Leases. Trustor shall (a) submit any and all proposed Leases (including subleases provided to Trustor for approval) to Beneficiary for approval prior to the execution thereof or consent thereto, as applicable; (b) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon the lessor under any Lease; (c) maintain each Lease in full force and effect during the term thereof; (d) provide Beneficiary with prompt notice of each notice of default sent to a tenant under a Lease, provide Beneficiary with prompt notice of each notice of default received from (or relating to) a tenant under a Lease, and otherwise promptly reasonably indicate that a material default or termination of a Lease may occur (other than by reason of the expiration of the term of such Lease); (e) appear in and defend any action or proceeding in any manner connected with any of the Leases; (f) deliver to Beneficiary true and complete copies of all Leases; and (g) deliver to Beneficiary all such further information, and execute and deliver to

Beneficiary such further assurances and assignments, with respect to the Leases as Beneficiary may from time to time reasonably request. Without Beneficiary's prior written consent, Trustor shall not (i) do or knowingly permit to be done anything to materially impair the value of any of the Leases; (ii) except for security or similar deposits, collect any of the Rent more than one (1) month in advance of the time when the same becomes due under the terms of any Lease;
(iii) discount any future accruing Rents; (iv) amend, modify, accept the surrender of or terminate any of the Leases; or (v) assign or grant a security interest in or to any of the Leases or Rents.

            SECTION 3.04 Direction to Tenants. Upon the occurrence and during the continuance of an Event of Default, Trustor hereby authorizes and directs, and shall, at the direction of Beneficiary, further authorize and direct, in writing, the tenant under each Lease to pay directly to, or as directed by, Beneficiary all Rents accruing or due under its Lease without proof to the tenant of the occurrence and continuance of such Event of Default. Trustor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Beneficiary for payment of Rents to Beneficiary, and Trustor shall have no claim against any tenant for Rents paid by such tenant to Beneficiary pursuant to such notice or demand. All Rents actually collected by Beneficiary pursuant to this Section 3.04 shall be applied in accordance with the Credit Agreement.

            SECTION 3.05 Appointment of Attorney-in-Fact.

            (a) Trustor hereby constitutes and appoints Beneficiary the true and lawful attorney-in-fact, coupled with an interest, of Trustor and Trustor hereby confers upon Beneficiary the right, in the name, place and stead of Trustor, to, upon the occurrence and during the continuance of an Event of Default, demand, sue for, attach, levy, recover and receive any of the Rents and any premium or penalty payable upon the exercise by any third Person under any Lease of a privilege of cancellation originally provided in such Lease and to give proper receipts, releases and acquittances therefor and, after deducting expenses of collection, to apply the net proceeds as provided in the Credit Agreement. Trustor hereby authorizes and directs any such third Person to deliver such payment to Beneficiary in accordance with this Article III, and Trustor hereby ratifies and confirms all that its said attorney-in-fact, the Beneficiary, shall do or cause to be done in accordance with this Deed of Trust and by virtue of the powers granted hereby. The foregoing appointment is irrevocable and continuing, and such rights, powers and privileges shall be exclusive in Beneficiary, and its successors and assigns, so long as any part of the Obligations remains unpaid or unperformed and undischarged.

            (b) Trustor hereby constitutes and appoints Beneficiary the true and lawful attorney-in-fact, coupled with an interest, of Trustor and Trustor hereby confers upon Beneficiary the right, in the name, place and stead of Trustor, to subject and subordinate at any time and from time to time any Lease or any part thereof to the lien, assignment and security interest of this Deed of Trust and to the terms hereof, or to any other mortgage, deed of trust, assignment or security agreement, or to any ground lease or surface lease, with respect to all or a portion of the Trust Property, or to request or require such subordination, where such reservation, option or authority was reserved to Trustor under any such Lease, or in any case where Trustor otherwise would have the right, power or privilege so to do. The foregoing appointment is irrevocable and continuing, and such rights, powers and privileges shall be exclusive in Beneficiary, and its successors and assigns, so long as any part of the Obligations remains unpaid or unperformed and undischarged. Trustor hereby represents and warrants that it has not at any time prior to the date hereof exercised (or appointed any Person as attorney-in-fact to exercise) any of the rights described in this Section 3.05(b), and Trustor hereby covenants not to exercise (or appoint any other Person as attorney-in-fact to exercise) any such right, nor (except at Beneficiary's written request) to subordinate any such Lease to the lien of this Deed of Trust or to any other mortgage, deed of trust, assignment or security agreement or to any ground lease or surface lease.

            SECTION 3.06 No Liability of Beneficiary. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of Beneficiary or any Person exercising the rights of Beneficiary or any Lender hereunder shall be construed to: (a) be an assumption by Beneficiary or any such Person or to otherwise make Beneficiary or such Person liable or responsible for the performance of any of the obligations of Trustor under or with respect to the Leases or for any Rent, security deposit or other amount delivered to Trustor, provided that Beneficiary or any such Person exercising the rights of Beneficiary shall be accountable for any Rents, security deposits or other amounts actually received by Beneficiary or such Person, as the case may be; or (b) obligate Beneficiary or any such Person to take any action under or with respect to the Leases or with respect to the Trust Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Trust Property, to appear in or defend any action or proceeding relating to the Leases or the Trust Property, to constitute Beneficiary as a mortgagee-in-possession (unless Beneficiary actually enters and takes possession of the Trust Property), or to be liable in any way for any injury or damage to Persons or property sustained by any Person in or about the Trust Property, other than to the extent caused by the willful misconduct or gross negligence of Beneficiary or any Person exercising the rights of Beneficiary hereunder.

            SECTION 3.07 Trustor's Indemnities. Trustor hereby agrees to protect, indemnify and hold harmless Beneficiary and each of the other Indemnitees and each Indemnified Party related to Beneficiary or such other Indemnitees from and against any and all Losses which Beneficiary or any such other Indemnitees or Indemnified Party may incur under or by reason of this
Article III, or for any action taken by Beneficiary or any such other Lender or Indemnified Party hereunder, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Beneficiary or any such other Indemnitees or Indemnified Party arising out of the Leases, including, without limitation, any claim by any third Person for credit on account of Rents paid to and received by Trustor, but not delivered to Beneficiary or its agents, representatives or employees, for any period under any Lease more than one (1) month in advance of the due date thereof. The foregoing indemnity shall include, in any case, such Loss as may result from the ordinary negligence of Beneficiary or such other Indemnitees or Indemnified Party, but not any such Loss that is caused by the gross negligence or willful misconduct of Beneficiary or any such other Indemnitees or Indemnified Party. In the event that Beneficiary or any of the other Lenders or any Indemnified Party incurs any Losses covered by the indemnity set forth in this Section 3.07, the amount thereof, including reasonable attorneys' fees, with interest thereon at the Default Rate, shall be payable by Trustor to Beneficiary within ten (10) days after demand therefor, and shall be secured hereby and by all other security for the payment and performance of the Obligations, including, without limitation, the lien and security interest of this Deed of Trust. The liabilities of Trustor as set forth in this Section 3.07 shall survive the termination of this Deed of Trust and the repayment of the Obligations.

            SECTION 3.08 No Modification of Trustor's Obligations. Nothing herein contained shall modify or otherwise alter the obligation of Trustor to make prompt payment of all Obligations as and when the same become due, regardless of whether the Rents described in this Article III are sufficient to pay the Obligations, and the security provided to Beneficiary pursuant to this
Article III shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations. SECTION 3.09 Rights in Bankruptcy. Upon execution of this Deed of Trust, Beneficiary, and not Trustor, shall be the creditor of any Tenant in respect of assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting any such Tenant; provided, however, that Trustor shall be the party obligated to make timely filings of claims in such proceedings or to otherwise pursue creditor's rights therein. Notwithstanding the foregoing, Beneficiary shall have the right, but not the obligation, to file such claims instead of Trustor and if Beneficiary does file a claim, Trustor agrees that Beneficiary (a) is entitled to all distributions on such claim to the exclusion of Trustor and (b) has the exclusive right to vote such claim and otherwise to participate in the administration of the estate in connection with such claim. Beneficiary shall have the option to apply any monies received by it as such creditor to any of the obligations of Trustor under the Loan Documents the order set forth in the Loan Documents. If a petition is filed under the Bankruptcy Code by or against Trustor, and Trustor, as landlord under any Lease, decides to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Trustor shall give Beneficiary at least ten (10) days' prior written notice of the date when Trustor shall apply to the bankruptcy court for authority to reject the Lease. Beneficiary may, but shall not be obligated to, send Trustor within such ten-day period a written notice stating that (a) Beneficiary demands that Trustor assume and assign the Lease to Beneficiary pursuant to Section 365 of the Bankruptcy Code, and (b) Beneficiary covenants to cure or provide adequate assurance of future performance under the Lease. If Beneficiary sends such notice, Trustor shall not reject the Lease provided Beneficiary complies with clause (b) of the preceding sentence.

            SECTION 3.10 Right to Enforce Under California Civil Code Section 2938. Without limiting any other rights or remedies of Beneficiary set forth in this Deed of Trust or under any of the other Loan Documents to which Trustor is a party, or available at law or in equity, at any time upon or following the occurrence of any Event of Default, Beneficiary shall have the right to enforce all of the rights and remedies of an Beneficiary under Section 2938 of the California Civil Code ("Section 2938"). In the event that Beneficiary shall elect to enforce this Deed of Trust in accordance with Section 2938, the following procedures shall apply, as applicable:

                  (i) Beneficiary may send a demand notice in the form prescribed by Section 2938 to, in the case of enforcement under Section 2938(c)(3), one or more of the tenants of the Trust Property, with a copy to Trustor and any other Beneficiary under a recorded assignment of leases, rents, issues and profits with respect to the Trust Property, or, in the case of enforcement under Section 2938(c)(4), to Trustor with a copy to any such other Beneficiarys in accordance with the procedures set forth therein. Without limiting Beneficiary's rights to any amounts received by Trustor after an Event of Default, Trustor shall immediately turn over to Beneficiary any Rents received by Trustor from any tenant of the Trust Property from and after Beneficiary's enforcement of this assignment under either of such Sections 2938(c)(3) or (4), it being understood that Trustor shall be deemed to hold such amounts as trustee for Beneficiary until such amounts have been paid to Beneficiary. In addition, Trustor shall also cause any collection agent for Trustor or any other person who has collected for Trustor's benefit relating to the period from and after Beneficiary's enforcement of this assignment under either of such Sections 2938(c)(3) or (4), to turn such Rents over to Beneficiary.

                  (ii) Notwithstanding anything to the contrary contained in this Deed of Trust or any other Loan Document, if Beneficiary shall proceed to enforce this assignment by means other than the appointment of a receiver and consequently receives Rents as a result thereof, and Beneficiary receives written demand from Trustor (or any other party entitled under law to make demand on Beneficiary) to pay the reasonable costs of protecting and preserving the Trust Property, Beneficiary may elect either to pay (either directly to the party to whom owed, or by joint check payable to Trustor and such party) or authorize Trustor to pay, such costs (such payments being referred to herein as "Protective Payments"), conditioned upon Trustor furnishing to Beneficiary all information (such as invoices, bills, contracts, or purchase orders) necessary in order for Beneficiary to identify the party to whom payment is owed or the work, service or item for which payment is requested and to establish that such Protective Payments are required to be paid or authorized under this Section. If Trustor is authorized to pay any Protective Payments under this Section, Beneficiary reserves the right to deposit the amounts necessary to pay such Protective Payments into a non-interest bearing checking account, in which Trustor shall have granted to Beneficiary a perfected, first priority security interest, from which Trustor shall be obligated to draw the funds necessary to pay such Protective Payments. In the event that Beneficiary agrees or is required under any circumstances to pay or authorize the payment of any Protective Payments consisting of costs of improvement of the Trust Property or any portion thereof (or any other costs the non-payment of which would entitle the payee to enforce mechanic's or materialman's liens or similar rights), Beneficiary shall be authorized, before paying or authorizing the payment of any such payments, to require compliance with standard construction loan disbursement conditions with respect to such costs, including, without limitation, the receipt of unconditional mechanics' lien waivers with respect to the work for which such costs are to be paid. (iii) In no event shall Beneficiary be obligated to pay or authorize the payment of Protective Payments in excess of any Rents actually received by Beneficiary as a result of the enforcement of Section (i) of this Section.

                  (iv) Nothing contained in this Section shall limit the rights of Beneficiary under any other provision of Deed of Trust.

                  (v) Nothing contained in this Section shall limit either (x) Beneficiary's right to cease at any time any further enforcement of this Assignment under Section 2938 by sending written notice of the cancellation thereof to each party to whom a demand notice was sent, or
      (y) Beneficiary's right to seek the appointment of a receiver, either of which if enforced by Beneficiary, shall terminate Beneficiary's obligations under Section (i) of this Section.

                  (vi) In no event shall any enforcement of Beneficiary's rights under this Section, including, without limitation, the payment or authorization of payment of any Protective Payments, make Beneficiary a "mortgagee-in-possession" or limit, waive, or otherwise derogate any of Beneficiary's other rights and remedies available to it under the Loan Documents to which Trustor is a party or at law. In no event shall any exercise of lights by the Beneficiary under this Section, including, without limitation, the payment or authorization of payment of any Protective Payments, be construed to require the Beneficiary to operate or manage the Trust Property or be construed as an assumption by Beneficiary of any obligation to operate or manage the Trust Property, and all liabilities and obligations in relation to the operation and management of the Trust Property shall remain exclusively that of the Trustor.

            (b) Any Rents received by Beneficiary as a result of any such enforcement measures shall be applied as provided in this Deed of Trust.

            (c) Without in any way limiting Trustor's other indemnification obligations set forth in this Assignment and in any of the Loan Documents to which Trustor is a party, Trustor shall indemnify, defend, protect, and hold harmless Beneficiary, and its successors and assigns, from and against any and all losses, costs, expenses (including, without limitation, reasonable attorneys' fees, costs and expenses), damages, liabilities, or claims asserted against or suffered by Beneficiary (i) arising from any Protective Payments made, or authorized to be made, by Beneficiary in good faith, and (ii) arising from any work performed or goods or services furnished in connection with the ownership or operation of the Trust Property at any time during which Beneficiary shall be enforcing its rights under this Section.

            (d) Without limiting the restrictions on assignment set forth in this Assignment and any of the other Loan Documents to which Trustor is a party, each Beneficiary of any interest in the Rents shall acquire its interest in the Rents subject to the rights of the Beneficiary set forth in this Assignment, and shall acquire no greater rights with respect to the payment of Protective Payments than the rights of Trustor as set forth in this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Trustor hereby unconditionally represents and warrants to Beneficiary (but to the extent any representation or warranty in this Article IV is substantively the same as a representation or warranty contained in Article V of the Credit Agreement and such representation or warranty is qualified by a materiality or other qualifier in the Credit Agreement, such representation or warranty herein shall be subject to the same materiality or other qualifier as in Article V of the Credit Agreement) as follows:

            SECTION 4.01 Title to Trust Property and Lien of this Deed of Trust. Trustor has good, marketable and indefeasible fee simple title to the Land and the Buildings, and has good, marketable and indefeasible title to the Fixtures, the Personalty and the other Trust Property. The Trust Property is free and clear of any and all Liens, charges, encumbrances, security interests and adverse claims whatsoever, except for (i) all Liens, charges, encumbrances, security interests and adverse claims specifically identified as exceptions on Schedule B of the policy of title insurance accepted by Beneficiary in connection herewith, or (ii) those Liens set forth in Section 5.08 of the Credit Agreement.

            SECTION 4.02 Taxes and Other Payments. Trustor has filed all federal, state, commonwealth, county, municipal and city income and other material tax returns required to have been filed by it and has paid all taxes and other Impositions which have become due pursuant to such returns or pursuant to any assessments or charges received by it, and Trustor does not know of any basis for any additional assessment or charge in respect of any such taxes or other Impositions. Trustor has paid in full all sums owing or claimed for labor, material, supplies, personal property (whether or not forming a Fixture hereunder) and services of every kind and character used, furnished or installed in or on the Trust Property that are now due and owing and no claim for same exists or will be permitted to be created, except such claims as may arise in the ordinary course of business and that are not yet past due.

            SECTION 4.03 Power to Create Lien and Security. Trustor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a Lien and security interest in all of the Trust Property in the manner and form herein provided and without obtaining the authorization, approval, consent or waiver of any grantor, lessor, sublessor, Governmental Authority or other Person whomsoever.

            SECTION 4.04 Loan and Credit Agreements. Trustor has received a copy of and is fully familiar with the terms and provisions of the Credit Agreement and the other Loan Documents. All representations and warranties made by Trustor in the Credit Agreement and the other Loan Documents are incorporated herein by reference and are hereby made by Trustor as to itself and the Trust Property as though such representations and warranties were set forth at length herein as the representations and warranties of Trustor.

            SECTION 4.05 Compliance with Laws. All of the improvements on the Land (i) comply with all material requirements of all applicable laws and ordinances with respect to zoning, subdivision, construction, building and land use, including, without limitation, requirements with respect to parking, access and certificates of occupancy (and similar certificates), and (ii) comply with, and shall remain in compliance with, applicable health, fire and building codes. All of the Buildings lie wholly within the boundaries and building restriction lines of the Land. No improvements on adjoining properties encroach upon the Land, and no easements or other encumbrances upon the Land encroach upon or under any of the Buildings or any portion of the Trust Property. All of the Buildings and the use of the Trust Property materially comply with, and shall remain in material compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Trust Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Trust Property have been obtained and are in full force and effect. Trustor has not received any notice of, or other communication with respect to, an alleged violation with respect to any of the foregoing.

            SECTION 4.06 No Condemnation. No part of any property subject to this Deed of Trust has been taken in condemnation or other like proceeding nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Trust Property.

            SECTION 4.07 Flood Zone. The Trust Property is not located in an area identified by the Federal Emergency Management Agency ("FEMA") as having special flood hazards or if the Land or any part thereof is identified by the Federal Emergency Management Agency as an area having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), then Trustor has obtained the insurance required under Section 5.04(a)(v) of this Deed of Trust.

            SECTION 4.08 Additional Environmental Representation. The Trust Property has not been designated as a "hazardous waste property" and to Tenant's knowledge, the Trust Property has not been designated as a "border zone property" pursuant to Section 25220, et. seq. of the California Health and Safety Code.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

            Trustor hereby unconditionally covenants and agrees with Beneficiary as follows:

            SECTION 5.01 Lien Status. Except as otherwise expressly provided in the Credit Agreement, Trustor shall not place, or permit to be placed, or otherwise mortgage, hypothecate or encumber the Trust Property, or any portion thereof or interest therein, with any other Lien or security interest of any nature whatsoever (statutory, constitutional or contractual), other than Permitted Liens, regardless of whether such Lien or security interest is inferior to the Lien and security interest created by this Deed of Trust, and, if any such Lien or security interest is asserted against the Trust Property, Trustor shall promptly, at its own cost and expense, (a) pay the underlying claim in full (except for so long as such claim is being contested by Trustor in good faith and in accordance with the terms of the Credit Agreement) or take such other action as may be necessary to cause the same to be released of record and otherwise, and (b) within ten (10) days after the date on which Mortgagor receives notice of such Lien or security interest. Such notice shall specify who is asserting such Lien or security interest and shall detail the origin and nature of the underlying claim giving rise to such asserted Lien or security interest.

            SECTION 5.02 Payment of Impositions. Trustor shall duly pay and discharge, or cause to be paid and discharged, all Impositions not later than the due date thereof, or the day on which any fine, penalty, interest or cost may be added thereto or imposed, or the day on which any Lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item); provided, however, that Trustor may, if permitted by applicable law and if such installment payment would not create or permit the filing of a Lien against the Trust Property, pay the Impositions in installments. Notwithstanding the foregoing, Trustor may in good faith, by appropriate proceedings and upon notice to Beneficiary, contest the validity, applicability or amount of any asserted tax or assessment, subject to any more restrictive provisions applicable to any such contest contained in the Credit Agreement and (without limiting the foregoing) so long as (a) such contest is diligently pursued, (b) Beneficiary determines, in its opinion reasonably exercised, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Trust Property or any part thereof or any interest of Beneficiary therein, and
(c) unless expressly provided to the contrary in the Credit Agreement, prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Trustor deposits with Beneficiary an amount determined by Beneficiary to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Trustor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final (and, subject to Beneficiary's rights and remedies during an Event of Default, Beneficiary shall make any sum deposited pursuant to clause (c) above available for such payment); and provided, further, that in any event each such contest shall be concluded, the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Trust Property may be sold, lost or forfeited.

            SECTION 5.03 Repair. Trustor shall keep the Trust Property in good order and condition (reasonable wear and tear excepted) and shall make all repairs, replacements and improvements thereof and thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, which are necessary to keep the same in such order and condition. Trustor shall also use reasonable efforts to prevent any act or occurrence which might impair the value or usefulness of the Trust Property for its intended usage.

            SECTION 5.04 Insurance and Application of Insurance Proceeds.

            (A) During the term of this Deed of Trust, Trustor, at its sole cost and expense, shall maintain, or cause to be maintained the following policies of insurance, with respect to the Trust Property:

                  (i) If applicable or appropriate, Casualty (property) insurance against loss or damage by fire, lightning and such other perils as are included in a standard "special form" policy (formerly known as an "all-risk" endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, terrorist actions, vandalism, malicious mischief, burglary and theft, in an amount equal to the greater of (A) the then full replacement cost of the improvements, without deduction for physical depreciation and (B) such amount that the insurer would not deem Trustor a co-insurer under said policies. The policies of insurance required under this Section 5.04 shall contain a "Replacement Cost" endorsement with a waiver of depreciation and an "Agreed Amount" or "No Coinsurance" endorsement and shall otherwise comply with the Credit Agreement.

                  (ii) Commercial General Liability insurance to the extent required under the Credit Agreement, including a broad form comprehensive general liability endorsement and coverages for broad form property damage, contractual damages and personal injuries (including death resulting therefrom) and containing minimum limits per occurrence of $1,000,000.00 and $2,000,000.00 in the aggregate for any policy year with no deductible.

                  (iii) Rental loss and/or business interruption insurance in an amount equal to the estimated gross revenues from the operations of the Trust Property for a period of twelve (12) months, if applicable or appropriate.

                  (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed on the improvements (without exclusion for explosions), if applicable or appropriate.

                  (v) Flood insurance if all or any portion of the Trust Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as an area having special flood hazards (including, without limitation, those areas designated as Zone A or Zone
      V), and in which flood insurance has been made available under the U.S. National Flood Insurance Program, in an amount equal to the full replacement cost of the Buildings, Fixtures and Personalty now or hereafter located on the Trust Property or such other amount as may be agreed to by Beneficiary in writing, if applicable or appropriate.

                  (vi) If the Trust Property is or ever becomes non-conforming with respect to zoning, ordinance or law coverage to compensate for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in such amounts as may be requested by Beneficiary.

                  (vii) Any other insurance with respect to the Trust Property that may be required under the Credit Agreement.

                  (viii) Such other insurance as may from time to time be reasonably required by Beneficiary in order to protect its interests.

            All such insurance policies with respect to the Trust Property shall contain a standard, non-contributory mortgagee clause naming Beneficiary, and its successors and assigns, as an additional insured under all liability insurance policies, as the first mortgagee and loss payee on all property insurance policies, and as the sole loss payee on all rental loss or business interruption insurance policies. Trustor shall not take out separate insurance with respect to the Trust Property concurrent in form or contributing in the event of loss with that required to be maintained hereunder or under the Credit Agreement unless Beneficiary is named as an additional insured thereon under a standard mortgagee clause acceptable to Beneficiary and each such policy is otherwise in form and substance acceptable to Beneficiary.

            (b) In the event of the foreclosure of this Deed of Trust, or in the event of any transfer of title to the Trust Property, or any part thereof, by foreclosure sale or by power of sale or deed in lieu of foreclosure, the purchaser of the Trust Property, or such part thereof, shall succeed to all of Trustor's rights with respect to the Trust Property, including any rights to unexpired, unearned or returnable insurance premiums, subject to limitations on the assignment of blanket policies, but limited to such rights as relate to the Trust Property or such part thereof. If Beneficiary acquires title to the Trust Property, or any part thereof, in any manner, Beneficiary shall thereupon (as between Trustor and Beneficiary) become the sole and absolute owner of the insurance policies with respect to the Trust Property, and all insurance proceeds payable thereunder with respect to the Trust Property, with the sole right to collect and retain all unearned or returnable premiums thereon with respect to the Trust Property, or such part thereof, if any.

            (c) If any damage to, destruction or loss of or other casualty with respect to any of the Trust Property shall occur, Trustor shall file and prosecute its claim or claims for any insurance proceeds in good faith and with due diligence and cause the same to be collected and paid over to Beneficiary, and Trustor hereby irrevocably authorizes and empowers Beneficiary, in the name of Trustor or otherwise, to collect and receipt for any such insurance proceeds and to adjust any insurance claims and to file and prosecute such claim or claims, and although it is hereby expressly agreed that the same shall not be necessary in any event, Trustor shall, upon demand of Beneficiary, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such insurance proceeds to Beneficiary, free and clear of any Liens whatsoever. Trustor hereby irrevocably appoints Beneficiary as Trustor's attorney-in-fact for each such purpose (which appointment is coupled with an interest) and authorizes any Person to act upon the foregoing appointment.

            (d) Following any damage to, destruction or loss of or other casualty with respect to any of the Trust Property, Beneficiary shall apply the entire amount of any insurance proceeds in accordance with the provisions of the Credit Agreement or, if there is no provision contained in the Credit Agreement governing how the same are to be applied, then Beneficiary shall apply the entire amount thereof to the payment of the Obligations, whether or not then due and payable, in such manner and order as Beneficiary may elect. In all events, unless expressly provided to the contrary in the Credit Agreement, Trustor hereby covenants and agrees to promptly commence and to diligently prosecute the restoration of the Trust Property upon the occurrence of any casualty loss affecting the Trust Property, without regard to the availability or adequacy of insurance proceeds, but in all events in a manner approved by Beneficiary. Notwithstanding any damage to, destruction or loss of or other casualty with respect to any of the Trust Property, Trustor shall continue to pay the Obligations at the time and in the manner provided for in the Credit Agreement and the other Loan Documents until the Obligations have been paid in full. If the Trust Property is sold, through foreclosure or otherwise, prior to the receipt by Beneficiary of such insurance proceeds, Beneficiary shall have the right, whether or not a deficiency judgment on any Loan Document shall have been sought, recovered or denied, to receive such insurance proceeds, or a portion thereof sufficient to pay the then unpaid Obligations, whichever is less.

            SECTION 5.05 Condemnation and Application of Condemnation Proceeds.

            (a) Promptly upon its obtaining knowledge of the institution or the threatened institution of any proceeding for the condemnation or other taking of the Trust Property, or any portion thereof or interest therein, Trustor shall notify Beneficiary of such proceeding. Trustor shall then, if requested by Beneficiary, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall, subject to the terms of the Credit Agreement, cause any awards or settlements to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust. Beneficiary shall be entitled to participate in any such proceeding, at Trustor's sole cost and expense, and Trustor shall deliver or cause to be delivered to Beneficiary such instruments as may be requested by Beneficiary from time to time to permit such participation.

            (b) If the Trust Property or any part thereof is taken or diminished in value, or if a consent settlement is entered by or under threat of such proceeding, the award or settlement payable to Trustor by virtue of its interest in the Trust Property shall be, and by these presents is, assigned, transferred and set over unto Beneficiary to be held by Beneficiary, subject to the Lien and security interest of this Deed of Trust, and disbursed in accordance with the provisions of the Credit Agreement or, if there is no provision contained in the Credit Agreement governing how the same is to be disbursed, then Beneficiary shall apply the entire amount thereof to the payment of the Obligations, whether or not then due and payable, in such manner and order as Beneficiary may elect. In all events, unless otherwise expressly provided to the contrary in the Credit Agreement, Trustor hereby covenants and agrees to commence and diligently to prosecute the restoration of the Trust Property upon the occurrence of any condemnation or other taking affecting the Trust Property, without regard to the availability or adequacy of any award or settlement. Notwithstanding any condemnation or other taking of any of the Trust Property, Trustor shall continue to pay the Obligations at the time and in the manner provided for in the Credit Agreement and the other Loan Documents, and the Obligations shall not be reduced until, and then only to the extent that, any condemnation award or settlement shall have been actually received and applied by Beneficiary to the discharge of the Obligations. If the Trust Property is sold, through foreclosure or otherwise, prior to the receipt by Beneficiary of such condemnation award or settlement, Beneficiary shall have the right, whether or not a deficiency judgment on any Loan Document shall have been sought, recovered or denied, to receive such condemnation award or settlement, or a portion thereof sufficient to pay the Obligations, whichever is less.

            (c) Any implied covenant in this Deed of Trust restricting the right of Beneficiary to apply the proceeds of condemnation as described above is waived by Trustor. Trustor hereby waives the provisions of any law prohibiting Beneficiary from making elections regarding the application of condemnation proceeds, including, without limitation, the provisions of California Code of Civil Procedure Sections 1265.210 et seq.

            SECTION 5.06 Maintenance of Rights of Way, Easements, Licenses and Other Rights. Trustor shall maintain, preserve and renew all rights of way, easements, tenements, hereditaments, development rights and credits, zoning rights, grants, privileges, appurtenances, licenses, franchises and other rights reasonably necessary for the use or operation of the Trust Property from time to time, or otherwise relevant to the value thereof, and Trustor shall not, without the prior written consent of Beneficiary, initiate, join in or consent to any private restrictive covenant or other public or private restriction as to the present or future use or operation of the Trust Property. Trustor shall, however, comply with all restrictive covenants which may at any time affect the Trust Property, all applicable zoning ordinances and all other public or private restrictions relating to the use of the Trust Property.

            SECTION 5.07 Payment and Performance of Obligations. Trustor shall duly and punctually pay and perform all of the Obligations.

            SECTION 5.08 Compliance with Permitted Liens and Other Obligations. Trustor shall comply in all material respects with any and all obligations, restrictions and requirements that may be set forth in each and every document constituting a Permitted Lien. In addition, Trustor shall comply in all material respects each and every obligation legally imposed upon it and/or relating to the Trust Property pursuant to applicable law (including, without limitation, all matters described in Section 4.05 hereof), contract or other agreement. It is hereby acknowledged that Beneficiary's consent to a Permitted Lien as of the date hereof shall in no way be deemed to constitute approval of any future Lien which may be imposed upon any portion of the Trust Property, or any other enforcement action affecting Trustor or the Trust Property, as a result of Trustor's failure to perform or comply with its obligations under any document constituting a Permitted Lien as of the date hereof.

            SECTION 5.09 Additional Affirmative Covenants. All affirmative covenants made by the Borrowers or Guarantors or any of them in the Credit Agreement are incorporated herein by reference and are hereby also made by Trustor as to itself and the Trust Property as though such covenants were set forth at length herein as the covenants of Trustor.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

            Trustor hereby covenants and agrees with Beneficiary that, until all of the Obligations shall have been paid or performed in full and discharged:

            SECTION 6.01 Use Violations. Trustor shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Trust Property in any manner which (a) violates in any material respect any Governmental Requirement, (b) may be dangerous unless safeguarded as required by applicable law, (c) constitutes a public or private nuisance, or (d) makes void, voidable or cancelable, or increases, substantially in excess of commercially reasonably rates, the premium of, any insurance then in force with respect thereto.

            SECTION 6.02 Waste. Trustor shall not commit or permit any material waste with respect to the Trust Property.

            SECTION 6.03 Alterations. Trustor shall notify Beneficiary, in writing and in advance, with respect to all proposed alterations, improvements or additions to the Trust Property which are of a material nature, and, unless and to the extent otherwise expressly provided in the Credit Agreement, Trustor shall not effect any material alteration, improvement or addition to the Trust Property without the prior written consent of Beneficiary.

            SECTION 6.04 No Further Encumbrances. Trustor shall not, without the prior written consent of Beneficiary, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, Lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement with respect to, the Trust Property, or any portion thereof or interest therein, other than the Permitted Liens, regardless of whether the same are subordinate to the Lien(s) and security interest(s) created by this Deed of Trust.

            SECTION 6.05 Transfer Restrictions. Trustor shall not sell, lease, assign, transfer or otherwise dispose of or abandon all or any part of the Trust Property (or any interest therein), except as expressly permitted by, and in accordance with the terms of, the Credit Agreement.

            SECTION 6.06 Loan and Credit Agreements; Additional Negative Covenants. Trustor has received a copy of and is fully familiar with the terms and provisions of the Credit Agreement and the other Loan Documents. All negative covenants made by the Borrowers or Guarantors or any of them in the Credit Agreement and the other Loan Documents are incorporated herein by reference and are hereby also made by Trustor as to itself and the Trust Property as though such negative covenants were set forth at length herein as the negative covenants of Trustor.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

            SECTION 7.01 Event of Default. The "Events of Default" set forth in
Section 8.01 of the Credit Agreement are hereby incorporated herein as if fully set forth herein, and, without limiting the generality of the foregoing, the occurrence of an "Event of Default" under the Credit Agreement or any other Loan Document shall constitute an "Event of Default" hereunder. All notices and cure periods described herein or in the Credit Agreement or any other Loan Document shall not be applicable to any "Potential Event of Default" (as hereinafter defined) if such Potential Event of Default has occurred as of the date on which Beneficiary commences a nonjudicial foreclosure proceeding with respect to another Potential Event of Default or Event of Default. Such event shall constitute an independent Event of Default hereunder. For purposes hereof, "Potential Event of Default" shall mean any event, but for the passage of time or giving of notice, would be an Event of Default.

            SECTION 7.02 Acceleration. Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights, powers or remedies conferred herein or by operation of law, Beneficiary, in its sole judgment and discretion, may declare the then unpaid principal balance of the Loan (the "Principal Balance"), the accrued interest thereon and any other accrued but unpaid portion of the Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Trustor.

            SECTION 7.03 Foreclosure and Sale. If an Event of Default shall occur and be continuing, Beneficiary shall have the right and option to with foreclosure by power of sale in accordance with California Civil Code Section 2924 or other applicable law by notice to Trustee and shall, if required, deposit with Trustee the Note, the original or a certified copy of this Deed of Trust, and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require.

            Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded and delivered to Trustor such notice of default as may then be required by law and by this Deed of Trust. Trustee shall, without demand on Trustor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Trust Property or any portion thereof at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United State (or other cash equivalent as is acceptable to Trustee and Beneficiary) payable at the time of sale. Trustee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale, and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.

            Trustee may postpone the sale of all or any portion of the Trust Property from time to time in accordance with the laws of the State of California.

            To the fullest extent allowed by law, Borrower hereby expressly waives any right which it may have to direct the order in which any of the Trust Property shall be sold in the event of any sale or sales pursuant to this Deed of Trust.

            Upon any foreclosure sale, Beneficiary may bid for and purchase the Trust Property and shall be entitled to apply all or any part of the unpaid Obligations as a credit to the purchase price.

            Beneficiary may from time to time rescind any notice of default or notice of sale before any Trustee's sale as provided above in accordance with the laws of the State of California. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the obligations of this Deed of Trust, or otherwise affect any provision, covenant or condition of the Credit Agreement or any Loan Document or any of the rights, obligations or remedies of Trustee or Beneficiary hereunder or thereunder.

            Each remedy provided in this instrument is distinct from and cumulative with all other rights and remedies provided hereunder or afforded by applicable law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.

            SECTION 7.04 Trustee's Successors, Substitutes and Agents. Trustee or any successor to or substitute for Trustee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Beneficiary. If Trustee or any successor to or substitute for Trustee shall have given notice of sale hereunder, any successor or substitute trustee thereafter appointed may complete the sale and the conveyance of the Trust Property pursuant thereto as if such notice had been given by the successor to or substitute for Trustee conducting the sale.

            SECTION 7.05 Receivership. If any of the Obligations shall become due and payable and shall not be promptly paid, Beneficiary shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of Beneficiary which

Trustee may apply for and obtain as a matter of right and without notice to Trustor, which notice is hereby expressly waived by Trustor, the appointment of a receiver to collect the Rents of the Trust Property and to preserve the security hereof in accordance with California Code of Civil Procedure Section 564 (including, without limitation, in order to enforce Beneficiary's rights under California Civil Code Section 2929.5), either before or after any foreclosure sale or the sale of the Trust Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, without regard to the value of the Trust Property as security for the amount then due to Beneficiary, or the solvency of any entity or entities, person or persons primarily or secondarily liable for the payment of such amounts; the Rents of the Trust Property, in any such event, having heretofore been assigned to Beneficiary pursuant to Section 3.01 hereof as additional security for the payment of the Obligations secured hereby.

            Without limiting the foregoing, the receiver shall have the right to apply Rents to cleanup, remediation or other response action concerning the release or threatened release of Hazardous Materials, whether or not such actions are pursuant to an order of any federal, state or local governmental agency. Trustor hereby confirms the right of Beneficiary (or a receiver appointed by Beneficiary) to enter upon and inspect all or any portion of the Trust Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any hazardous substance into, onto, beneath, or from the Trust Property in accordance with the California Civil Code Section 2929.5. All reasonable costs and expenses incurred by Beneficiary pursuant to this provision or pursuant to California Civil Code Section 2929.5, including, without limitation, costs of consultants and contractors, costs of repair of any physical injury to the Trust Property normal and customary to the tests and studies, court costs and attorneys' fees, costs and expenses, whether incurred in litigation or not and whether before or after judgment, shall be payable by Trustor and, to the extent advanced or incurred by Beneficiary, shall be reimbursed to Beneficiary by Trustor upon demand. This provision is separate and several, and shall survive merger into any judgment.

            SECTION 7.06 Judicial Foreclosure. If an Event of Default shall occur and be continuing, Trustee or Beneficiary shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Trust Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Trust Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by Trustee and/or Beneficiary in connection with any such receivership shall be a demand obligation (which obligation Trustor hereby expressly promises to pay) owing by Trustor to Trustee and/or Beneficiary and shall bear interest from the date of such advance by Trustee and/or Beneficiary until paid at the Default Rate.

            SECTION 7.07 Separate Sales. To the extent allowed by applicable law, the Trust Property may be sold in one or more parcels and in such manner and order as Beneficiary, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

            SECTION 7.08 Possession of Trust Property. Trustor agrees to the full extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and be continuing, then, and in every such case, Trustee or Beneficiary shall have the right and power to enter into and upon and take possession of all or any part of the Trust Property in the possession of Trustor, its successors or assigns, or its or their agents or servants, and may exclude Trustor, its successors or assigns, and all Persons claiming by, through or under Trustor, and its or their agents or servants wholly or partly therefrom; and, holding the same, Trustee or Beneficiary may use, administer, manage, operate and control the Trust Property and conduct the business thereof to the same extent as Trustor, its successors or assigns, might at the time do and may exercise all rights and powers of Trustor, in the name, place and stead of Trustor, or otherwise as Trustee or Beneficiary shall deem best. All costs, expenses and liabilities of every character incurred by Trustee and/or Beneficiary in administering, managing, operating and controlling the Trust Property shall constitute a demand obligation (which obligation Trustor hereby expressly promises to pay) owing by Trustor to Trustee and/or Beneficiary and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Obligations and shall be secured by this Deed of Trust and all of the other Loan Documents. Trustor hereby irrevocably constitutes and appoints Beneficiary as Trustor's attorney-in-fact (coupled with an interest) to perform such acts and execute such documents as Beneficiary, in its sole discretion, shall deem appropriate, including endorsement of Trustor's name on any instruments. Regardless of any provision of this Deed of Trust, the Credit Agreement or any other Loan Document, Beneficiary shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Trustor to Beneficiary, unless Beneficiary shall have given express written notice of Beneficiary's election to the contrary.

            SECTION 7.09 Occupancy After Foreclosure. In the event that there is a foreclosure sale hereunder and at the time of such sale Trustor or Trustor's representatives, successors or assigns or any other person claiming any interest in the Trust Property by, through or under Trustor, are occupying or using the Trust Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. To the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event that the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Trust Property (such as an action for forcible entry and detainer) in any court having appropriate jurisdiction.

            SECTION 7.10 Remedies Cumulative, Concurrent and Nonexclusive. Every right, power and remedy herein given to Trustee or Beneficiary shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC). Each such right, power and remedy, whether specifically herein given or otherwise existing, may be exercised from time to time and so often and in such order as may be deemed expedient by Trustee or Beneficiary, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing such remedies. No delay or omission by Trustee or Beneficiary in the exercise of any such right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

            SECTION 7.11 No Release of Obligations. Neither Trustor, any other Borrower, nor any other Person now or hereafter obligated for the payment or performance of all or any part of the Obligations shall be relieved of any such obligation by reason of (a) the failure of Trustee or Beneficiary to comply with any request of Trustor, any other Borrower or any other Person so obligated to foreclose the Lien of this Deed of Trust to enforce any provision hereunder or under the Credit Agreement; (b) the release, regardless of consideration, of the Trust Property or any portion thereof or interest therein or the addition of any other property to the Trust Property; (c) any agreement or stipulation between any subsequent owner of the Trust Property and Beneficiary extending, renewing, rearranging or in any other way modifying the terms of this Deed of Trust without first having obtained the consent of, given notice to or paid any consideration to Trustor , any other Borrower or any other Person, and in any such event Trustor, all other Borrowers and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Beneficiary; or (d) any other act or occurrence save and except the complete payment and performance of all of the Obligations.

            SECTION 7.12 Release of and Resort to Collateral. Beneficiary may release, regardless of consideration, any part of the Trust Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by this Deed of Trust or its stature as a first and prior Lien and security interest in and to the Trust Property, and without in any way releasing or diminishing the liability of any Person liable for the payment or performance of the Obligations. Beneficiary may resort to any other security for the Obligations held by Trustee or Beneficiary in such manner and order as Beneficiary may elect.

            SECTION 7.13 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by applicable law, Trustor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Trustor by virtue of any present or future moratorium law or other law exempting the Trust Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except for notices expressly provided for herein or in the Credit Agreement, all notices of any Event of Default or of Beneficiary's intention to accelerate maturity of the Obligations or of Trustee's or Beneficiary's election to exercise or actual exercise of any right, remedy or recourse provided for hereunder or under the Credit Agreement; and (c) any right to a marshalling of assets, a sale in inverse order of alienation or to direct the application of proceeds, including any rights under California Civil Code Sections 2899 and 3433, and all rights of Trustor under California Civil Code Section 2822; (d) all rights and remedies which Borrower may have or be able to assert by reason of the Laws of the State of California pertaining to the rights and remedies of sureties and (e) any and all conflicts with any provisions of any of the Loan Documents. If any law referred to in this Deed of Trust and now in force, of which Trustor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. Beneficiary shall have the right to determine the order in which any or all of the Trust Property shall be subjected to the remedies provided herein. Beneficiary shall have the right to determine the order in which any or all portions of the Obligations are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Nothing contained herein shall be deemed to be a waiver of Trustor's rights under Section 2924c of the California Civil Code.

            SECTION 7.14 Discontinuance of Proceedings. In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the Credit Agreement and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such an event, Trustor and Beneficiary shall be restored to their former positions with respect to the Obligations, this Deed of Trust, the Credit Agreement, the Trust Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

            SECTION 7.15 Application of Proceeds. After the occurrence and during the continuance of an Event of Default, the proceeds of any sale of and any other amounts generated by the holding, leasing, operating or other use of the Trust Property shall be applied by Beneficiary (or the receiver, if one is appointed), to the extent that funds are so available therefrom, in accordance with the provisions of the Credit Agreement or if not so provided, then in the following order of priority, except to the extent otherwise required by applicable law:

            (A) first, to the payment of the reasonable and necessary costs and expenses of taking possession of the Trust Property and of holding, using, leasing, repairing, improving the same, including reasonable (i) receivers' fees, (ii) court costs, (iii) attorneys' and accountants' fees, (iv) costs of advertisement and title search fees, and (v) the payment of any and all Impositions, Liens, security interests or other rights, titles or interests equal or superior to the Lien and security interest of this Deed of Trust (except those to which the Trust Property has been sold subject to and without in any way implying Beneficiary's prior consent to the creation thereof);

            (B) second, to the payment of all amounts other than the Principal Balance and accrued but unpaid interest which may be due to Beneficiary hereunder or under the other Loan Documents, together with interest thereon as provided herein;

            (C) third, to the payment of the Obligations in such order and manner as Beneficiary determines in its sole discretion; and

            (D) fourth, to Trustor or as otherwise required by any Governmental Requirement.

Trustor shall be liable for any deficiency remaining.

            SECTION 7.16 Uniform Commercial Code Remedies. Beneficiary shall have all of the rights, remedies and recourses with respect to the Personalty and the Fixtures afforded to it by the Applicable UCC, including, without limitation, (i) the right to conduct a unified sale of such Personalty and Fixtures in connection with a judicial or power of sale foreclosure of any portion of the Trust Property that constitutes real property, (ii) any the right to take possession of the Personalty and the Fixtures or any part thereof, and
(iii) to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Personalty and the Fixtures, in addition to, and not in limitation of, the other rights, remedies and recourses afforded by this Deed of Trust and the other Loan Documents.

            SECTION 7.17 Indemnity. In connection with any action taken by Trustee, Beneficiary and/or any Indemnitee pursuant to this Deed of Trust, Trustee, Beneficiary, and/or any such Indemnitee and their respective Indemnified Parties shall not be liable for any Loss sustained by Trustor resulting from (a) an assertion that Beneficiary, or any such Indemnitee or an Indemnified Party has received funds from the operations of the Trust Property claimed by third Persons, or (b) any act or omission of Trustee, Beneficiary, or any such Indemnitee or any such Indemnified Party in administering, managing, operating or controlling the Trust Property, including in either case such Loss as may result from the ordinary negligence of Trustee and/or Beneficiary or any other Lender or an Indemnified Party, or which may result from strict liability, whether under applicable law or otherwise, unless such Loss is caused by the gross negligence, willful misconduct or bad faith of Trustee, Beneficiary and/or such other Lender or such Indemnified Party, nor shall Trustee, Beneficiary and/or any other Lender or an Indemnified Party be obligated to perform or discharge any obligation, duty or liability of Trustor. Trustor shall and does hereby agree to indemnify Trustee and/or Beneficiary and each of the other Lenders and their respective Indemnified Parties for, and to hold Trustee, Beneficiary and each such other Lender and each Indemnified Party harmless from, any and all Losses which may or might be incurred by Trustee and/or Beneficiary or any of such other Lenders or such Indemnified Parties by reason of this Deed of Trust or the exercise of rights or remedies hereunder, including such Losses as may result from the ordinary negligence of Trustee, Beneficiary or any other Lender or an Indemnified Party, or which may result from strict liability, whether under applicable law or otherwise, unless such Loss is caused by the gross negligence, willful misconduct or bad faith of Trustee, Beneficiary or such other Lender or such Indemnified Party. Should Trustee, Beneficiary and/or any other Lender or an Indemnified Party make any expenditure on account of any such Losses, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be a demand obligation (which obligation Trustor hereby expressly promises to pay) owing by Trustor to Trustee and/or Beneficiary and shall bear interest from the date expended until paid at the Default Rate, shall be a part of the Obligations and shall be secured by this Deed of Trust and the other Loan Documents. Trustor hereby assents to, ratifies and confirms any and all actions of Trustee and/or Beneficiary with respect to the Trust Property taken under this Deed of Trust. The liabilities of Trustor, as set forth in this
Section 7.17, shall survive the termination of this Deed of Trust and the payment and performance of the Obligations.

            SECTION 7.18 Waiver of Lien. In accordance with California Code of Civil Procedure Section 726.5, Beneficiary may waive its lien against the Trust Property constituting real property or any portion thereof, together with fixtures or personal property constituting real property thereon, to the extent such Trust Property constituting real property is found to be environmentally impaired, and may exercise any and all rights and remedies of an unsecured creditor against Trustor and all of Trustor's assets and Trust Property constituting real property for the recovery of any deficiency, including without limitation seeking an attachment order under California Code of Civil Procedure
Section 483.010. No such waiver shall be final or binding on Beneficiary unless and until a final money judgment is obtained against Trustor. As between Beneficiary and Trustor, for purposes of California Code of Civil Procedure Section 726.5, Trustor shall have the burden of proving that the release or threatened release was not knowingly or negligently caused or contributed to, or knowingly or willfully permitted or acquiesced to by Trustor or any related party (or any affiliate or agent of Trustor or any related party) and that Trustor made written disclosure of the release to Beneficiary or that Beneficiary otherwise obtained actual knowledge thereof prior to the making of the loan evidenced by the Credit Agreement. Notwithstanding anything to the contrary contained in this Deed of Trust, the Credit Agreement or the other Loan Documents, Trustor shall be fully and personally liable for all judgments and awards entered against Trustor pursuant to California Code of Civil Procedure 726.5 and such liability shall be an exception to any non-recourse or exculpatory provision in this Deed of Trust or the other Loan Documents, if any, and shall not be limited to the original principal amount of the obligations secured by this Deed of Trust. Trustor's obligations hereunder shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Trust Property constituting real property or this Deed of Trust. For the purpose of any action brought under this Section, Trustor hereby waives the defense of laches and any applicable statute of limitations. For purposes of California Code of Civil Procedure 726.5, the acts, knowledge and notice of each "726.5 Party" shall be attributed to and be deemed to have been performed by the party or parties then obligated on and liable for payment of the Obligations. As used herein, "726.5 Party" shall mean Trustor, any successor owner to Trustor of all or any portion of the Trust Property constituting real property, any related party of Trustor or any such successor and any affiliate or agent of Trustor, any such successor or any such related party.

            SECTION 7.19 Action for Environmental Claims. In accordance with, and subject to limitations of, California Code of Civil Procedure Section 736, Beneficiary may seek a judgment that the Trustor has breached its covenants, representations and/or warranties with respect to the environmental matters contained in the Credit Agreement (the "Environmental Provisions"), and may commence and maintain an action or actions in any court of competent jurisdiction for enforcement of the Environmental Provisions and/or recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses (including, without limitation, court costs, consultants' fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment), incurred or advanced by Beneficiary pursuant to the Environmental Provisions (collectively, the "Environmental Costs"), excluding, however, any Environmental Costs not permitted to be recovered pursuant to
Section 736 of the California Code of Civil Procedure. Environmental Costs that are not permitted to be recovered pursuant to Section 736 may be referred to hereinafter as the "Unsecured Environmental Costs," and Environmental Costs other than the Unsecured Environmental Costs may be referred to hereinafter as the "Secured Environmental Costs." Any Unsecured Environmental Costs shall not be secured by this Deed of Trust; however, nothing herein shall prevent Beneficiary from recovering any Unsecured Environmental Costs pursuant to the Indemnity Agreement of even date herewith among Trustor, Beneficiary and certain other parties, to the extent they are recoverable in accordance with said Indemnity Agreement. All Secured Environmental Costs incurred by Beneficiary shall bear interest at the default rate provided under the Note. All Secured Environmental Costs together with interest thereon at the rate then in effect under the Credit Agreement shall be secured by this Deed of Trust and shall enjoy the same priority as the Obligations. Trustor acknowledges and agrees that notwithstanding any term or provision contained in this Deed of Trust, the Credit Agreement or in the other Loan Documents, Environmental Costs shall be exceptions to any nonrecourse or exculpatory provision, if any, and Trustor shall be fully and personally liable for Environmental Costs. Such liability shall not be limited to the original principal amount of the obligations secured by this Deed of Trust. Trustor's obligations hereunder shall survive foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Trust Property constituting real property or this Deed of Trust. For the purposes of any action brought under this subparagraph Trustor hereby waives the defense of laches and any applicable statute of limitations.

                                  ARTICLE VIII

                                     TRUSTEE

            SECTION 8.01 Duties, Rights, and Powers of Trustee. It shall be no part of the duty of Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Trust Property, or any part thereof, or against Trustee, or to see to the performance or observance by Trustee of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Beneficiary. Trustee shall have the right to confer with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for Trustee's own gross negligence or willful misconduct, and Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.

            SECTION 8.02 Successor Trustee. From time to time, by a writing signed and acknowledged by Beneficiary and filed for record in the office of the recorder of the County in which the Land is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall refer to this Deed of Trust and set forth the date, book and page of its recordation. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this Section 8.02 shall be conclusive proof of the proper substitution of such new trustee.

            SECTION 8.03 Retention of Moneys. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

            SECTION 8.04 Reconveyance. Upon written request of Beneficiary stating all of the Obligations have been paid, performed and discharged, and the Credit Agreement is terminated, and payment of its fees, Trustee shall reconvey, without warranty, the Trust Property. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled hereto" or such other description as required by law in the State of California.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01 Instrument Construed as Deed of Trust, Etc. This Deed of Trust may be construed as a deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements set forth herein.

            SECTION 9.02 Performance at Trustor's Expense. The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Trustor, and no portion of such cost and expense shall be, in any way or to any extent, credited against any installment on or portion of the Obligations.

            SECTION 9.03 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of this Deed of Trust and shall continue in full force and effect until all of the Obligations shall have been fully satisfied.

            SECTION 9.04 Further Assurances. Trustor, upon the request of Beneficiary, shall execute, acknowledge, deliver and record and/or file such further instruments, including financing statements, and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purpose of this Deed of Trust and to subject to the Liens and security interests hereof any property intended by the terms hereof to be covered hereby, including any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Trust Property.

            SECTION 9.05 Notices. All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered properly given if given in the manner and to the addresses prescribed by Section 11.02 of the Credit Agreement to the parties and at the addresses set forth in the first paragraph hereof, and to the parties and at the addresses set forth in Section 11.02 of the Credit Agreement; provided, however, that (a) service of notice as required by the laws of any State or Commonwealth in which portions of the Trust Property may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice thereunder, and (b) any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of ten (10) days' notice to the other party in the manner set forth above.

            SECTION 9.06 No Waiver. Any failure by Beneficiary to insist, or any election by Beneficiary not to insist, upon strict performance by Trustor of any of the terms, provisions or conditions of this Deed of Trust shall not be deemed to be a waiver of the same or of any other terms, provision or condition hereof, and Beneficiary shall have the right, at any time or times thereafter, to insist upon strict performance by Trustor of any and all of such terms, provisions and conditions. Beneficiary may, in Beneficiary's sole and absolute discretion, (i) in the case of a Default, determine whether such Default has been cured, and
(ii) in the case of an Event of Default, accept or reject any proposed cure of an Event of Default. In no event shall any provision of this Deed of Trust or any other Loan Document which provides that Beneficiary shall have certain rights and/or remedies only during the continuance of an Event of Default be construed so as to require Beneficiary to accept a cure of any such Event of Default. Unless and until Beneficiary accepts any proposed cure of an Event of Default, such Event of Default shall be deemed to be continuing for purposes of this Deed of Trust and the other Loan Documents.

            SECTION 9.07 Beneficiary's Right to Perform; Beneficiary's Expenditures.

            (A) Trustor agrees that if Trustor fails to perform any act or take any action which Trustor is required to perform or take hereunder or under the Credit Agreement or to pay any money which Trustor is required to pay hereunder or under the Credit Agreement, Beneficiary may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money to the extent and only to the extent permitted under the Credit Agreement.

            (B) All costs and expenses incurred by Beneficiary (or any Indemnified Party), including, without limitation, attorneys fees, costs and expenses, all monies paid by (or on behalf of) Beneficiary and the monetary value of all services performed by (or on behalf of Beneficiary) in connection with a Default or Event of Default hereunder or under any other Loan Document, including, without limitation, the (i) the enforcement of any term or provision of this Deed of Trust or any other Loan Document, (ii) the performance by Beneficiary of any obligation of Trustor under this Deed of Trust or any other Loan Document if Beneficiary elects to so perform, in its sole and absolute discretion, and (iii) any action Beneficiary elects to take, in its sole and absolute discretion, to protect its interest in or the value of the Trust Property, shall be a demand obligation owing by Trustor to Beneficiary, as the case may be, and to the extent any payment is made to a third Person, Beneficiary, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. All such costs and expenses, monies and the monetary value of such services performed shall (x) bear interest at the Default Rate from the date of such incurrence, payment or performance, as applicable, until paid, and (y) constitute (together with such interest) a portion of the Obligations and shall be secured by this Deed of Trust and all of the other Loan Documents. If Beneficiary shall elect to pay any Imposition or other sums due with reference to the Trust Property, Beneficiary may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof. Attorneys' fees, costs and expenses as used herein shall include, without limitation, such fees, costs and expenses incurred in litigation or not, whether before or after judgment and and consultants, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses. This provision is separate and several, and shall survive merger into any judgment.

            Trustor shall and does hereby agree that, if all or a portion of the Obligations has prior to the maturity date fixed in the Credit Agreement, become due or been declared due by reason of an Event of Default the entire amount then due under the terms of this Deed of Trust and the Credit Agreement shall include all attorneys' fees and costs and expenses which are actually incurred as stated above, notwithstanding the provisions of Section 2924c(d) and Section 2924d of the California Civil Code.

            SECTION 9.08 Successors and Assigns. All of the terms hereof shall apply to, be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them; provided, however, that nothing herein shall be deemed to imply any right on behalf of Trustor to assign its interest in any of the Trust Property except as may be expressly set forth in the Credit Agreement.

            SECTION 9.09 Severability. This Deed of Trust is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws and regulations of applicable Governmental Authorities and the provisions hereof are intended to be limited to the extent necessary that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any provision hereof or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Deed of Trust nor the application of such provision to other Persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

            SECTION 9.10 Subrogation of Trustee. This Deed of Trust is made with full substitution and subrogation of Trustee and successors in this trust to Trustee and Trustee and such successors assigns in and to all covenants and warranties by others heretofore given or made in respect of the Trust Property or any part thereof.

            SECTION 9.11 Entire Agreement and Modification. This Deed of Trust may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

            SECTION 9.12 Applicable Law. THIS DEED OF TRUST, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS HAVE BEEN DELIVERED IN THE STATE OF NEW YORK. TRUSTOR AND BENEFICIARY FURTHER AGREE AND STIPULATE THAT THIS DEED OF TRUST, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS HAVE BEEN DELIVERED IN THE STATE OF NEW YORK WERE NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF NEW YORK, AND THAT THE STATE OF NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION. IT IS THEREFORE THE INTENT OF TRUSTOR AND BENEFICIARY THAT THIS DEED OF TRUST SHALL BE CONSTRUED AND INTERPRETED WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK

(WITHOUT GIVING EFFECT TO NEW YORK CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT THE LAWS OF THE STATE OF CALIFORNIA SHALL APPLY TO THE CREATION, PERFECTION AND PROCEDURES GOVERNING ENFORCEMENT OF ANY LIENS, SECURITY INTERESTS AND ENCUMBRANCES GRANTED OR CREATED BY THIS DEED OF TRUST IN THE REAL OR PERSONAL PROPERTY LOCATED IN (OR IN THE CASE OF INTANGIBLE PERSONAL PROPERTY, HAVING A SITUS IN) THE STATE OF CALIFORNIA, AND THE MANAGEMENT, OPERATION, DISPOSITION AND REALIZATION OF THE SECURITY PROVIDED THEREBY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE LAWS OF THE STATE OF NEW YORK SHALL APPLY TO
(I) ALL MATTERS RELATING TO THE CHARGING AND COLLECTION OF INTEREST UNDER THIS DEED OF TRUST AND WITH RESPECT TO THE OBLIGATIONS, (II) THE ENFORCEMENT OF ALL RIGHTS UNDER THE CREDIT AGREEMENT, AND THE LOAN DOCUMENTS OTHER THAN THIS DEED OF TRUST AND (III) THE RIGHT TO SUE TRUSTOR OR ANY OTHER PERSON OBLIGATED UNDER THE LOAN AGREEMENT AND THE LOAN DOCUMENTS TO COLLECT ANY OUTSTANDING OBLIGATIONS OR TO OBTAIN A JUDGMENT FOR ANY DEFICIENCY FOLLOWING FORECLOSURE UNDER ANY ONE ACTION AND ANTIDEFICIENCY RULES. TRUSTOR HEREBY AGREES THAT BENEFICIARY MAY ENFORCE ITS RIGHTS UNDER THIS DEED OF TRUST AND ANY OF THE OTHER LOAN DOCUMENTS, INCLUDING THE RIGHT TO SUE TRUSTOR OR ANY PERSON OBLIGATED UNDER THE LOAN DOCUMENTS TO COLLECT ANY OUTSTANDING OBLIGATIONS OR TO OBTAIN A JUDGMENT FOR ANY DEFICIENCY FOLLOWING FORECLOSURE, IN ACCORDANCE WITH NEW YORK LAW, AND TRUSTOR HEREBY ACKNOWLEDGES THAT THE CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580A, 580D AND 726 DO NOT APPLY TO THIS DEED OF TRUST, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS AND, TO THE EXTENT THEY APPLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY RIGHTS WHICH IT MAY HAVE UNDER THE SUCH SECTIONS.

            SECTION 9.13 Satisfaction of Prior Encumbrance. To the extent that proceeds advanced pursuant to the Credit Agreement are used to pay indebtedness secured by any outstanding Lien, security interest, charge or prior encumbrance against the Trust Property, such proceeds shall be deemed to have been advanced by Beneficiary at Trustor's request, and Beneficiary shall be subrogated to any and all rights, security interests and Liens owned by any owner or holder of such outstanding Liens, security interests, charges or encumbrances, irrespective of whether said Liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such other indebtedness by Beneficiary, Trustor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

            SECTION 9.14 No Partnership. Nothing contained in this Deed of Trust is intended to, or shall be construed to, create to any extent and in any manner whatsoever any partnership, joint venture, or association between Trustor and Beneficiary, or in any way make Beneficiary a co-principal with Trustor with reference to the Trust Property, and any inferences to the contrary are hereby expressly negated.

            SECTION 9.15 Headings. The Article, Section and Subsection headings hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

            SECTION 9.16 Release of Deed of Trust. If all of the Obligations shall be paid, performed and discharged, and the Credit Agreement is terminated, Beneficiary shall forthwith cause satisfaction and discharge of this Deed of Trust to be entered upon the record, at the sole cost and expense of Trustor, and shall execute and deliver (or cause to be executed and delivered) such instruments of satisfaction and discharge as may be appropriate, such instruments to be duly acknowledged and in form for recording, at the sole cost and expense of Trustor.

            SECTION 9.17 Limitation of Obligations with Respect to Trust
Property.

            (a) Neither Trustee nor Beneficiary or any Lender shall have any duty to protect or preserve, or any liability with respect to the protection or preservation of, any Trust Property or to preserve rights pertaining thereto other than the duty to use reasonable care in the custody and preservation of any Trust Property in its actual possession. Beneficiary shall be deemed to have exercised reasonable care in the custody and preservation of any Trust Property in its possession if such Trust Property is accorded treatment substantially equal to that which Beneficiary accords its own like property. Beneficiary shall be relieved of all responsibility for any Trust Property in its possession upon surrendering it, or tendering surrender of it, to Trustor or to such other Person entitled thereto by applicable law.

            (b) Nothing contained in this Deed of Trust shall be construed as requiring or obligating Trustee, Beneficiary or any Lender, and neither Trustee nor Beneficiary or any Lender shall be required or obligated, to (i) make any demand or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or notice or take any action with respect to any Trust Property or the monies due or to become due thereunder in connection therewith, (ii) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders, offers or other matters relating to any Trust Property, whether or not Beneficiary or any of the other Lenders has or is deemed to have knowledge or notice thereof, (iii) take any necessary steps to preserve rights against any prior parties with respect to any Trust Property, or
(iv) notify Trustor or any other Person of any decline in the value of any Trust Property.

            SECTION 9.18 Inconsistency with Credit Agreement. To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Deed of Trust such that the terms and provisions of this Deed of Trust shall supplement, rather than conflict with, the terms and provisions of the Credit Agreement; provided, however, that, notwithstanding the foregoing, in the event any of the terms or provisions of this Deed of Trust conflict with any of the terms or provisions of the Credit Agreement, such that it is impractical for such terms or provisions to coexist, the terms or provisions of the Credit Agreement shall govern and control for all purposes; and, provided further, that the inclusion in this Deed of Trust of terms and provisions, supplemental rights or remedies in favor of a secured party but which are not addressed in the Credit Agreement shall not be deemed to be a conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

            SECTION 9.19 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Deed of Trust is a part. All agreements between Trustor and Beneficiary, or any Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Trustor for the use, forbearance or detention of the money to be loaned under the Credit Agreement or any other Loan Document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement or any other Loan Document, exceed the maximum amount permissible under applicable federal or state usury laws. If, under any circumstances, fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, Trustor shall have paid an amount of money which is deemed to be interest and such interest would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Trustor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by Beneficiary (or Lender) shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by applicable law, be amortized, prorated, allocated and spread from the date of this Deed of Trust until payment in full of the Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

            SECTION 9.20 Covenants To Run With the Land. All of the grants, representations, warranties, undertakings, covenants, terms, provisions and conditions in this Deed of Trust shall run with the Land and shall apply to and bind the successors and assigns of Trustor. If there shall be more than one trustor, the covenants, representations and warranties made herein shall be deemed to be joint and several.

            SECTION 9.21 Amount Secured; Last Dollar. So long as the balance of the Obligations exceeds the portion of the Obligations secured by this Deed of Trust, no payment on account of the Obligations shall be deemed to be applied against or to reduce the portion of the Obligations secured by this Deed of Trust, but shall, instead, be deemed to be applied against only such portions of the Obligations that are not secured by this Deed of Trust.

            SECTION 9.22 Defense of Claims. Trustor shall promptly notify Beneficiary in writing of the commencement of any legal proceedings affecting Trustor's title to the Trust Property or Beneficiary's Lien on or security interest in the Trust Property, or any part thereof, and shall take all such action, employing attorneys agreeable to Beneficiary, as may be necessary to preserve Trustor's and Beneficiary's rights affected thereby. If Trustor fails or refuses to adequately or vigorously, in the sole judgment of Beneficiary, defend Trustor's or Beneficiary's rights to the Trust Property, Beneficiary may take such action on behalf of and in the name of Trustor and at Trustor's expense. Moreover, Beneficiary may take (or cause its agents to take) such independent action in connection therewith as they may in their discretion deem proper, including, without limitation, the right to employ independent counsel and to intervene in any suit affecting the Trust Property. All costs, expenses and attorneys' fees incurred by Beneficiary

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(or its agents) pursuant to this Section 9.22 or in connection with the defense by Beneficiary of any claims, demands or litigation relating to Trustor, the Trust Property or the transactions contemplated in this Deed of Trust shall be paid by Trustor on demand, plus interest thereon from the date of the advance by Beneficiary until reimbursement of Beneficiary at the Default Rate.

            SECTION 9.23 Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS DEED OF TRUST; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS DEED OF TRUST; THAT IT HAS IN FACT READ THIS DEED OF TRUST AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS DEED OF TRUST; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS DEED OF TRUST AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS DEED OF TRUST; AND THAT IT RECOGNIZES THAT CERTAIN TERMS OF THIS DEED OF TRUST RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS DEED OF TRUST ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

            SECTION 9.24 No Merger of Estates. So long as any part of the Obligations remain unpaid, unperformed or undischarged, the fee, easement and leasehold estates to the Trust Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Trustor, Beneficiary, any lessee, any third-party purchaser or otherwise.

            SECTION 9.25 Suretyship Waivers. As used in this Section 9.25, the term "Obligor" shall mean each any Obligor, other than the Trustor, obligated for any of the Obligations secured by this Deed of Trust.

            (a) Representations and Warranties. Trustor represents and warrants to Beneficiary that: (A) this Deed of Trust is executed, in part, at the request of the Obligors; (B) this Deed of Trust complies with all agreements between each Obligor regarding Trustor's execution hereof; (C) Beneficiary has made no representation to any Trustor as to the creditworthiness of any Obligor; and (D) Trustor has established adequate means of obtaining from each Obligor on a continuing basis financial and other information pertaining to such Obligor's financial condition. Trustor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect such Trustor's risks hereunder. Trustor further agrees that Beneficiary shall have no obligation to disclose to Trustor any information or material about any Obligor which is acquired by Beneficiary in any manner. The liability of Trustor hereunder shall be reinstated and revived, and the rights of Beneficiary shall continue if and to the extent that for any reason any amount at any time paid on account of any Obligation is rescinded or must otherwise be restored by Beneficiary, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Beneficiary in its sole discretion; provided however, that if Beneficiary chooses to contest any such matter at the request of Trustor, Trustor agrees to indemnify and hold Beneficiary harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Beneficiary in connection therewith, including without limitation, any litigation with respect thereto.

            (B)   General Suretyship Waivers.

                  (i) Trustor waives any right to require Beneficiary to: (i) proceed against any Obligor or any other person; (ii) marshal assets or proceed against or exhaust any security held from any Obligor or any other person; (iii) take any action or pursue any other remedy in Beneficiary's power; or (iv) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Beneficiary as security for or which constitute in whole or in part the Obligations, or in connection with the creation of new or additional obligations.

                  (ii) Trustor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of any Obligor or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of any Obligation; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any Obligor which is a corporation, partnership or other type of entity, or any defect in the formation of any such Obligor; (iv) the application by any Obligor of the proceeds of any Obligation for purposes other than the purposes represented by any Obligor to, or intended or understood by, Beneficiary or any Trustor; (v) any act or omission by Beneficiary which directly or indirectly results in or aids the discharge of any Obligor of any portion of the Obligations by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Beneficiary against any Obligor; (vi) any impairment of the value of any interest in any security for the Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the Obligations, in any form whatsoever, including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Obligations or any portion thereof, including increase or decrease of the rate of interest thereon. Until all Obligations shall have been paid in full, no Trustor shall have any right of subrogation, and Trustor waives any right to enforce any remedy which Beneficiary now has or may hereafter have against any Obligor or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Beneficiary. Trustor further waives all rights and defenses it may have arising out of:
      (1) any election of remedies by Beneficiary, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Obligations, destroys Trustor's rights of subrogation or Trustor's rights to proceed against any Obligor for reimbursement; or

      (2) any loss of rights Trustor may suffer by reason of any rights, powers or remedies of any Obligor in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Obligor's obligations, whether by operation of Sections 726, 580a and 580d of the Code of Civil Procedure as from time to time amended (to the extent California law applies or may be determined to apply), or otherwise, including any rights Trustor may have to a Section 580a fair market value hearing to determine the size of a deficiency following any trustee's foreclosure sale or other disposition of any security for any portion of the Obligations (to the extent California law applies or may be determined to apply).

                  (iii) If any of said waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective to the extent permitted by applicable law or public policy.

            (c)   Additional Suretyship Waivers.

                  (i) Trustor hereby expressly waives and agrees not to assert or take advantage of any defense based upon:

                        (1) The incapacity, lack of authority, death or
            disability of any Obligor or any other person or entity;

                        (2) The failure of Beneficiary to commence an action
            against any Obligor or to proceed against or exhaust any security held by Beneficiary at any time, or to pursue any other remedy whatsoever at anytime;

                        (3) Any duty on the part of Beneficiary to disclose to
            Trustor any facts Beneficiary may now or hereafter know regarding any Obligor, regardless of whether Beneficiary has reason to believe
            (i) that any such facts materially increase the risk beyond that which Trustor intends to assume, or (ii) that such facts are unknown to Trustor, Trustor acknowledging that he, she or it is fully responsible for being and keeping informed of the financial condition and affairs of any Obligor;

                        (4) Lack of notice of default, demand of performance or
            notice of acceleration to any Obligor or any other party with respect to the Loans or any Obligor's obligations guarantied by Trustor;

                        (5) The consideration for the Loan Documents;

                        (6) The revocation or repudiation hereof by Trustor or
            the revocation or repudiation of any of the Loan Documents by any Obligor or any other person;

                        (7) The unenforceability in whole or in part of the Loan
            Documents against any Obligor;

                        (8) Any acts or omissions of Beneficiary which vary,
            increase or decrease the risk on Trustor;

                        (9) Any rights or defenses based upon an offset by
            Trustor against any obligation now or hereafter owed to Trustor by any Obligor;

                        (10) Any statute of limitations affecting the liability
            of Trustor hereunder, the liability of any Obligor or any other guarantor under the Loan Documents or the enforcement hereof, to the extent permitted by law;

                        (11) The application by any Obligor of the proceeds of
            the Loans or other financial accommodations under the Credit Agreement for purposes other than the purposes represented by any Obligor to Beneficiary and Trustor or intended or understood by Beneficiary or Trustor;

                        (12) An election of remedies by Beneficiary, including
            any election to proceed against any collateral by judicial or nonjudicial foreclosure, whether real property or personal property that is security for the any Obligor's obligations under the Loan Documents, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, and whether or not any such election of remedies destroys or otherwise impairs the subrogation rights of Trustor or the rights of Trustor to proceed against any Obligor or any other guarantor by way of subrogation or for reimbursement or contribution, or all such rights;

                        (13) Any statute or rule of law which provides that the
            obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of the principal obligor;

                        (14) Beneficiary's election, in any proceeding
            instituted under Title 11 of the Bankruptcy Code, of the application of Bankruptcy Code Section 1111(b)(2) or any successor statute;

                        (15) Any borrowing or any grant of a security interest
            under Bankruptcy Code Section 364; and

                        (16) Any other suretyship defense that may be available
            to Trustor. Without limiting the generality of the foregoing (to the extent California law applies or may be determined to apply), Trustor also waives (y) any defense based upon Beneficiary's election to waive its lien as to all or any security for the Loans or for the guarantor of any other person pursuant to California Code of Civil Procedure ("CCP ") Section 726.5, under any similar law in any other state that may be applicable because any Obligor's obligations are secured by a lien on real property in such state, or otherwise, and (z) any and all benefits which might otherwise be available to Trustor under California Civil Code ("Civil Code") Sections 2809, 2810, 2815, 2819, 2839, 2845 through 2850, 2899 and
            3433.

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

                  (ii) Trustor understands and acknowledges that if Beneficiary forecloses judicially or nonjudicially against any real property that is security for any Obligor's obligations under the Loan Documents (other than this Deed of Trust), that foreclosure could impair or destroy any ability that Trustor may have to seek reimbursement, contribution or indemnification from any such Obligor based on any right Trustor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Trustor under the Loan Documents or realized by Beneficiary by way of foreclosure of this Deed of Trust. Trustor further understands and acknowledges that in the absence of this provision, the potential impairment or destruction of Trustor's rights, if any, may (to the extent California law applies or may be determined to apply) entitle Trustor to assert a defense to its obligations under this Deed of Trust and the Loan Documents based on CCP Section 580d as interpreted in Union Bank vs. Gradsky. By executing this Deed of Trust, Trustor freely, irrevocably and unconditionally:

                        (1) waives and relinquishes that defense, and agrees
            that Trustor will be fully liable for its obligations under the Loan Documents and the Trust Property will continue to be security for the Obligations, even though Beneficiary may foreclose judicially or nonjudicially against any real property that is security for the any Obligor's obligations under the Loan Documents;

                        (2) agrees that Trustor will not assert that defense in
            any action or proceeding that Beneficiary may commence to enforce the obligations of Trustor under this Deed of Trust and the Loan Documents;

                        (3) acknowledges and agrees that the rights and defenses
            waived by Trustor under the Loan Documents include any right or defense that Trustor may have or be entitled to assert based upon or arising out of any one or more of the following: (i) CCP Sections 580a (which if Trustor had not given this waiver, would otherwise limit Trustor's liability (and the extent of the Obligations to which the Trust Property would be exposed) after any nonjudicial foreclosure sale to the difference between the amount of the Obligations and the fair market value of the property or interests sold at such nonjudicial foreclosure sale against any real property that is security for the an Obligor's obligations under the Loan Documents rather than the actual proceeds of such sale), 580b and 580d (which if Trustor had not given this waiver, would otherwise limit Beneficiary's right to recover a deficiency judgment (or to foreclose this Deed of Trust and otherwise pursue the Trust Property) with respect to purchase money obligations and after any nonjudicial foreclosure sale against any real property that is security for the an Obligor's obligations under the Loan Documents, respectively), or 726 (which, if Trustor had not given this waiver, among other things, would otherwise require Beneficiary to exhaust all of its security against an Obligor or Obligors before Beneficiary would be entitled to exercise its remedies under this Deed of Trust or pursue a personal judgment for a deficiency against the any Obligor); or (ii) Civil Code Section 2848; and

                        (4) acknowledges and agrees that Beneficiary is relying
            on this waiver in making the Loan or other financial accommodations under the Credit

            Agreement, and that this waiver is a material part of the consideration that Beneficiary is receiving for making the Loans or other financial accommodations under the Credit Agreement. WITHOUT LIMITING THE FOREGOING, TRUSTOR WAIVES ALL RIGHTS AND DEFENSES THAT TRUSTOR HAS BECAUSE ANY OBLIGOR'S OBLIGATIONS UNDER THE LOAN DOCUMENTS ARE SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER
            THINGS:

                              a. BENEFICIARY MAY COLLECT FROM TRUSTOR OR EXERCISE ITS REMEDIES UNDER THIS DEED OF TRUST WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY ANY OBLIGOR; AND

                              b.    IF BENEFICIARY FORECLOSES ON ANY REAL
                        PROPERTY COLLATERAL PLEDGED BY ANY OBLIGOR:

                                    (i) THE AMOUNT OF THE OBLIGATIONS MAY BE
                              REDUCED ONLY BY THE PRICE FOR WHICH THAT
                              COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; AND

                                    (ii) BENEFICIARY MAY COLLECT FROM TRUSTOR
                              AND EXERCISE ITS REMEDIES UNDER THIS DEED OF
                              TRUST EVEN IF BENEFICIARY, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT TRUSTOR MAY HAVE TO COLLECT FROM ANY OBLIGOR.

            THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES TRUSTOR HAS BECAUSE ANY OBLIGOR'S OBLIGATIONS UNDER THE LOAN DOCUMENTS ARE SECURED BY REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON CCP SECTIONS 580a, 580b, 580d OR 726.

            SECTION 9.26 Beneficiary Statement. Beneficiary may collect a fee not to exceed the maximum allowed by applicable law for furnishing the statement of obligation as provided in Section 2943 of the Civil Code of California.

            SECTION 9.27 Request for Notice. Pursuant to Section 2924b(d) of the California Civil Code, Trustor and Beneficiary request that a copy of any notice of default and a copy of any notice of sale be mailed to Trustor and Beneficiary, respectively, at the address for such party set forth herein

            SECTION 9.28 Release and Reconveyance. Lender will release and reconvey its interest under this Deed of Trust to the Trust Property as required by Section 7.04 of the Credit Agreement.

             [NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date first above written.

                                    TRUSTOR:

                                    LAKES KAR SHINGLE SPRINGS, L.L.C., a
                                    Delaware limited liability company

                                    By: /s/ Timothy J. Cope
                                        ----------------------------------------
                                        Timothy J. Cope, Chief Financial Officer

                                 ACKNOWLEDGEMENT

STATE OF NEW YORK                   )
                                    ) ss:
county of New York                  )

On June 21, 2006 before me, Linda Yonha Kim (here insert name and title of the officer), personally appeared Timothy J. Cope, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                    /s/ Linda Yonha Kim
                                    --------------------------------------------
                                                    Notary Public

                                    EXHIBIT A

                                LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE UNINCORPORATED AREA, COUNTY OF EL DORADO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

PARCEL 1, AS SHOWN ON THAT CERTAIN PARCEL MAP ENTITLED "PARCEL MAP, A POR. S.W. 1/4 SEC 29, T.10N., R.10E., M.D.B.&M., BEING PARCEL D, P.M. 12-125", FILED IN
THE OFFICE OF THE COUNTY RECORDER OF EL DORADO COUNTY ON MARCH 23, 1978, IN BOOK 19 OF PARCEL MAPS, AT PAGE 72.

APN:  319-110-13-100

PARCEL TWO:

PARCEL 3, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN THE OFFICE OF THE COUNTY RECORDER OF EL DORADO, STATE OF CALIFORNIA, ON FEBRUARY 8, 1977, IN BOOK 14, OF PARCEL MAPS, AT PAGE 22.

APN:  319-110-09-100

PARCEL THREE:

PARCEL 2, AS SHOWN UPON THE MAP ENTITLED "PARCEL MAP, A POR. S.W. 1/4 SEC. 29 T.10N. R.10E., M.D.M. BEING PARCEL D. P.M. 12-125" FILED IN THE OFFICE OF THE COUNTY RECORDER, COUNTY OF EL DORADO, STATE OF CALIFORNIA, ON MARCH 23, 1978 IN BOOK 19 OF PARCEL MAPS AT PAGE 72.

APN:  319-110-14-100

PARCEL FOUR:

PARCEL 9, AS SAID PARCEL IS SHOWN ON THAT CERTAIN PARCEL MAP ENTITLED "PORTION OF SECTIONS 29, 30, 31 & 32, T.10 N., R.10E., M.D.B.&M., AND PORTION OF SECTION 6, T.9N., R.10E, M.D.M.", FILED AUGUST 31, 1972 IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY IN BOOK 1 OF PARCEL MAPS, AT PAGE 163.

APN:  319-210-18-100, 319-230-49-100, 319-230-48-100

PARCEL FIVE:

PARCEL 1, AS SHOWN ON THE PARCEL MAP FILED APRIL 4, 1978 IN BOOK 19 OF PARCEL MAPS, AT PAGE 81, EL DORADO COUNTY RECORDS.

                                   Exhibit A-1

APN:  319-110-17-100

PARCEL 6:

PARCEL 13, AS SAID PARCEL IS SHOWN ON THAT CERTAIN PARCEL MAP ENTITLED "PORTION OF SECTIONS 29, 30, 31, AND 32, T.10N., R.10E., AND PORTION OF SECTION 6 T.9N., R.10E, M.D.M.", FILED AUGUST 31, 1972 IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY IN BOOK 1 OF PARCEL MAPS AT PAGE 163.

APN:  319-220-18-100

                                       2